     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1997


                                                       REGISTRATION NO. 33-80647
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 9
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        NORTH ATLANTIC ACQUISITION CORP.
          (Name of small business issuer as specified in its charter)

           DELAWARE              6799 (A BLANK CHECK COMPANY)      13-3853272
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employee
              of
incorporation or organization)   Classification Code Number)     Identification
                                                                    Number)

     850 THIRD AVENUE, 10TH FLOOR, NEW YORK, NEW YORK 10022 (212) 750-5822 (Address, including zip code, and telephone number, including area code, of small business issuer's principal executive offices)

  DAVID J. MITCHELL, NORTH ATLANTIC ACQUISITION CORP., 850 THIRD AVENUE, 10TH
                 FLOOR, NEW YORK, NEW YORK 10022 (212) 750-5822
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:

       W. Raymond Felton, Esq.                    James M. Jenkins, Esq.
Greenbaum, Rowe, Smith, Ravin, Davis &           Harter, Secrest & Emery
                Himmel
            P.O. Box 5600                           700 Midtown Tower
  Woodbridge, New Jersey 07095-0988             Rochester, New York 14604
            (908) 549-5600                            (716) 232-6500

                       ----------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                       ----------------------------------
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                           PROPOSED
                                                                                            AMOUNT          MAXIMUM
                                TITLE OF EACH CLASS OF                                      TO BE       OFFERING PRICE
                             SECURITIES TO BE REGISTERED                                REGISTERED (1)   PER UNIT (1)
Units consisting of one share of Class A Common Stock, $.01 par value, and one Class A
 Warrant to purchase one share of Class A Common Stock (2)(3).........................       920,000       $   10.00
Class A Common Stock, $.01 par value (4)..............................................       920,000       $    9.00
Class B Exchangeable Common Stock, $.01 par value (5).................................       172,500       $   10.00
Units, issuable upon exchange of the Class B Exchangeable Common Stock, consisting of one share of Class A Common Stock, $.01 par value, and one Class A Warrant to
 purchase one share of Class A Common Stock (3)(6)(9).................................       345,000
Class A Common Stock, $.01 par value (4)..............................................       345,000       $    9.00
Representative's Warrants to purchase Units...........................................        80,000
Units, issuable upon exercise of the Representative's Warrants, consisting of one share of Class A Common Stock, $.01 par value, and one Class A Warrant to purchase
 one share of Class A Common Stock (8)................................................        80,000    $      11.00
Class A Common Stock, $.01 par value (4)..............................................        80,000    $       9.00
Representative's Warrants to purchase Class B Exchangeable Common Stock...............        15,000    $       .001
Class B Exchangeable Common Stock, $.01 par value issuable upon exercise of the
 Representative's Warrants (8)........................................................        15,000    $      11.00
Units, issuable upon exchange of the Class B Exchangeable Common Stock, consisting of one share of Class A Common Stock, $.01 par value, and one Class A Warrant to
 purchase one share of Class A Common Stock (8).......................................        30,000
Class A Common Stock, $.01 par value (4)..............................................        30,000    $       9.00
Total.................................................................................

                                                                                           PROPOSED
                                                                                           MAXIMUM
                                                                                          AGGREGATE       AMOUNT OF
                                TITLE OF EACH CLASS OF                                     OFFERING      REGISTRATION
                             SECURITIES TO BE REGISTERED                                  PRICE (1)          FEE
Units consisting of one share of Class A Common Stock, $.01 par value, and one Class A
 Warrant to purchase one share of Class A Common Stock (2)(3).........................   $  9,200,000    $  3,172.41
Class A Common Stock, $.01 par value (4)..............................................   $  8,280,000    $  2,855.17
Class B Exchangeable Common Stock, $.01 par value (5).................................   $  1,725,000    $    522.72
Units, issuable upon exchange of the Class B Exchangeable Common Stock, consisting of one share of Class A Common Stock, $.01 par value, and one Class A Warrant to purchase one share of Class A Common Stock (3)(6)(9).................................
Class A Common Stock, $.01 par value (4)..............................................   $  3,105,000    $    940.91
Representative's Warrants to purchase Units...........................................   $          5        (7)
Units, issuable upon exercise of the Representative's Warrants, consisting of one share of Class A Common Stock, $.01 par value, and one Class A Warrant to purchase
 one share of Class A Common Stock (8)................................................  $     880,000   $     303.45
Class A Common Stock, $.01 par value (4)..............................................  $     720,000   $     248.28
Representative's Warrants to purchase Class B Exchangeable Common Stock...............  $          15        (7)
Class B Exchangeable Common Stock, $.01 par value issuable upon exercise of the
 Representative's Warrants (8)........................................................  $     165,000   $      50.00
Units, issuable upon exchange of the Class B Exchangeable Common Stock, consisting of one share of Class A Common Stock, $.01 par value, and one Class A Warrant to purchase one share of Class A Common Stock (8).......................................
Class A Common Stock, $.01 par value (4)..............................................  $     270,000   $      81.81
Total.................................................................................                  $   8,174.65

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(b).
(2) Includes 120,000 Units which the Underwriters have the option to purchase to cover over-allotments.
(3) Together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Class A Warrants and the Class B Exchangeable Common Stock pursuant to Rule 416(a).
(4) Issuable upon exercise of the Class A Warrants.
(5) Includes 22,500 shares of Class B Exchangeable Common Stock which the Underwriters have the option to purchase to cover over-allotments.
(6) Issuable upon exchange of the Class B Exchangeable Common Stock.
(7) No registration fee required pursuant to Rule 457(g).
(8) Together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Representative's Warrants pursuant to Rule 416(a).
(9) No registration fee required pursuant to Rule 457(i).
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 25, 1997

                        NORTH ATLANTIC ACQUISITION CORP.

800,000 UNITS, AT $10.00 PER UNIT, EACH UNIT CONSISTING OF ONE SHARE OF CLASS A
                                  COMMON STOCK
  AND ONE REDEEMABLE CLASS A WARRANT ENTITLING THE HOLDER THEREOF TO PURCHASE,
                               UPON CONSUMMATION
OF A BUSINESS COMBINATION, ONE SHARE OF CLASS A COMMON STOCK AT A PRICE OF $9.00

   150,000 SHARES OF CLASS B EXCHANGEABLE COMMON STOCK, AT $10.00 PER SHARE, EACH SHARE ENTITLING THE HOLDER THEREOF TO RECEIVE, 90 DAYS FOLLOWING THE
     CONSUMMATION OF A BUSINESS COMBINATION, TWO UNITS IN EXCHANGE THEREFOR

    North Atlantic Acquisition Corp., a Delaware corporation (the "Company"), hereby offers in a Specialized Merger and Acquisition Allocated Risk Transaction-SM- ("SMA(2)RT-SM-") 800,000 Units (the "Units"), each consisting of one share of Class A Common Stock, par value $.01 per share (the "Class A Stock"), and one Redeemable Class A Common Stock Purchase Warrant (the "Class A Warrants"), and 150,000 shares of Class B Exchangeable Common Stock, par value $.01 per share (the "Class B Stock"), each entitling the holder thereof to receive two Units in exchange therefor at the time of a Business Combination, as defined. The Units and the Class B Stock, which are being offered in the same offering, will be sold and traded separately. The Class A Stock and the Class A Warrants will become separable and transferable at such time as H.J. Meyers & Co., Inc. (the "Representative") may determine, but in no event will the Representative allow separate trading of the securities comprising the Units until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of this offering and the filing by the Company with the Securities and Exchange Commission of a Current Report on Form 8-K which includes such audited balance sheet (the "Separation Date"). The Representative will act as representative of the several underwriters (the "Underwriters"). Each Class A Warrant will entitle the holder thereof to purchase one share of Class A Stock at a price per share of $9.00, commencing upon the consummation of a Business Combination, as defined, until the fifth anniversary of the date of this Prospectus. Each share of Class B Stock will entitle the holder thereof to receive two Units in exchange therefor 90 days following the consummation of a Business Combination, subject to the Representative's right to shorten such period. (The Class A Stock and the Class B Stock are sometimes hereinafter collectively referred to as the "Common Stock.") Furthermore, the Class A Warrants are redeemable, in whole and not in part, at the option of the Company, at a price of $.05 per Warrant at any time, upon not less than 30 days' prior written notice to the registered holders thereof, provided that the Company has consummated a Business Combination, as defined, and that the last sale price of the Class A Stock, if the Class A Stock is listed for trading on an exchange or interdealer quotation system which provides last sale prices, or, the average of the closing bid and asked quotes for the Class A Stock, if the Class A Stock is listed for trading on an interdealer quotation system which does not provide last sale prices, on all 10 of the trading days ending on the day immediately prior to the day on which the Company gives notice of redemption, has been $11.00 or higher.

    Prior to this offering, there has been no public market for the Units, the shares of Common Stock or the Class A Warrants and there can be no assurance that such a market will develop for any of such securities after the completion of this offering. The offering prices of the Units and the Class B Stock and the exercise prices and terms of the Class A Warrants have been arbitrarily determined by the Company and the Representative, and bear no relationship to the Company's assets, book value, or other generally accepted criteria of value. For additional information regarding the factors considered in determining the initial public offering prices of the Units and the Class B Stock and the exercise prices and the terms of the Class A Warrants, see "Risk Factors" and "Underwriting." The Company anticipates that the Units, the Class A Stock, the Class A Warrants and the Class B Stock will be quoted on the OTC Bulletin Board under the symbols "NACOU," "NACO," "NACOW" and "NACOL," respectively.
THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE
         LOSS OF THEIR ENTIRE  INVESTMENT. SEE "RISK
                       FACTORS" (PAGE 15) AND "DILUTION."

THIS OFFERING WILL NOT BE CONDUCTED IN ACCORDANCE WITH RULE 419 OF REGULATION C OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). RULE 419 OF THE ACT WAS
  DESIGNED TO STRENGTHEN REGULATION OF SECURITIES OFFERINGS BY BLANK CHECK
    COMPANIES WHICH CONGRESS HAS FOUND TO HAVE BEEN A COMMON VEHICLE FOR
     FRAUD AND MANIPULATION IN THE PENNY STOCK MARKET. THE COMPANY IS A
       BLANK CHECK COMPANY BUT IS NOT SUBJECT TO RULE 419 OF THE ACT
       BECAUSE THE COMPANY'S NET TANGIBLE ASSETS AFTER ITS RECEIPT OF
        THE PROCEEDS OF THIS OFFERING WILL EXCEED $5,000,000.
        ACCORDINGLY, INVESTORS IN THIS OFFERING WILL NOT RECEIVE THE
        SUBSTANTIVE     PROTECTION PROVIDED BY RULE 419 OF THE ACT. SEE
                           "RISK FACTORS." (PAGE 15)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                    PRICE TO             UNDERWRITING            PROCEEDS TO
                                                                     PUBLIC              DISCOUNTS (1)         COMPANY (2)(3)
Per Unit....................................................         $10.00                  $.600                 $9.400
Per Class B Share...........................................         $10.00                  $1.00                  $9.00
Total (4)...................................................       $9,500,000              $630,000              $8,870,000

                                                        (FOOTNOTES ON NEXT PAGE)

    The Units and the Class B Stock are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to its right to withdraw, cancel or modify this offering and to reject any order in whole or in part. It is expected that delivery of certificates will be made at the offices of H.J. Meyers & Co., Inc.,
1895 Mount Hope Avenue, Rochester, New York 14620, on or about June   , 1997.

                            H.J. MEYERS & CO., INC.
                               ------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE   , 1997.

------------------------
(1) Does not include additional compensation to the Representative in the form of a non-accountable expense allowance of 3% of the gross proceeds of this offering. For indemnification arrangements with the Underwriters and additional compensation payable to the Representative, see "Underwriting."
(2) Before deducting estimated offering expenses, including the Representatives' non-accountable expense allowance of $285,000 payable by the Company.
(3) Used as a basis for calculating the underwriting discounts with respect to the Units. A portion of the net proceeds from the sale of the Class B Stock equal to the discounts and the Representative's non-accountable expense allowance attributable to the sale of the Units will be deposited into escrow with the Proceeds Escrow Agent (as defined). See "The Company -- Escrow of Offering Proceeds."
(4) The Company has granted the Underwriters a 30-day option to purchase up to 120,000 additional Units and/or 22,500 additional shares of Class B Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Company will be $10,925,000, $724,500, and $10,200,500, respectively. See
    "Underwriting."

    "SMA(2)RT-SM-" AND "SPECIALIZED MERGER AND ACQUISITION ALLOCATED RISK TRANSACTION-SM-" ARE SERVICEMARKS OF BRIGHT LICENSING CORP. ("BRIGHT"). BRIGHT HAS GRANTED THE COMPANY, PURSUANT TO A LICENSE AGREEMENT EXECUTED BY BRIGHT AND THE COMPANY, A NON-EXCLUSIVE LICENSE TO USE, FOR PURPOSES OF MARKETING THIS OFFERING, THE SMA(2)RT-SM- AND SPECIALIZED MERGER AND ACQUISITION ALLOCATED RISK TRANSACTION-SM- SERVICEMARKS.

    THE SMA(2)RT-SM- SERVICEMARK HAS BEEN LICENSED TO THE COMPANY FOR PURPOSES OF MARKETING THIS OFFERING AND IS BEING USED AS AN ACRONYM TO DESCRIBE THE RISK ALLOCATION FEATURE OF THIS OFFERING. USE OF THE SMA(2)RT-SM- SERVICEMARK, HOWEVER, SHOULD IN NO WAY BE CONSTRUED BY AN INVESTOR AS AN ENDORSEMENT OF THE MERITS OF THIS OFFERING.

    INVESTORS SHOULD BE ADVISED THAT A SMA(2)RT-SM-, OR SPECIALIZED MERGER AND ACQUISITION ALLOCATED RISK TRANSACTION-SM-, IS IN NO WAY RELATED OR SIMILAR TO A SPAC-SM-, OR SPECIFIED PURPOSE ACQUISITION COMPANY-SM- (WHICH ARE SERVICEMARKS OF GKN SECURITIES CORP.), AND INVESTORS SHOULD NOT CONSTRUE A SMA(2)RT-SM- AS BEING SIMILAR TO A SPAC-SM- OR A SPECIFIED PURPOSE ACQUISITION COMPANY-SM-. NONE OF THE OFFICERS, DIRECTORS OR CONTROLLING PERSONS OF THE COMPANY OR THE REPRESENTATIVES ARE AFFILIATED WITH ANY OF THE OFFICERS, DIRECTORS OR CONTROLLING PERSONS OF THE OWNERS OF THE SPAC-SM- AND SPECIFIED PURPOSE ACQUISITION COMPANY-SM- SERVICEMARKS.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, THE COMMON STOCK OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THE COMPANY HAS REGISTERED THE SECURITIES, OR AN EXEMPTION FROM REGISTRATION HAS BEEN OBTAINED (OR IS OTHERWISE AVAILABLE), ONLY IN THE STATES OF COLORADO, DELAWARE, FLORIDA, HAWAII, ILLINOIS, LOUISIANA, MARYLAND, NEW YORK, RHODE ISLAND, SOUTH CAROLINA AND THE DISTRICT OF COLUMBIA (THE "PRIMARY DISTRIBUTION STATES") AND INITIAL SALES MAY ONLY BE MADE IN SUCH JURISDICTIONS. MORE SPECIFICALLY, THE COMPANY HAS REGISTERED THE SECURITIES BY FILING IN COLORADO, BY COORDINATION IN DELAWARE, ILLINOIS, MARYLAND, RHODE ISLAND AND SOUTH CAROLINA

AND BY NOTIFICATION IN FLORIDA, LOUISIANA AND NEW YORK. EXEMPTIONS FROM REGISTRATION HAVE BEEN OBTAINED (OR ARE OTHERWISE AVAILABLE) IN HAWAII AND THE DISTRICT OF COLUMBIA. PURCHASERS OF SECURITIES IN THIS OFFERING MUST BE RESIDENTS OF THE PRIMARY DISTRIBUTION STATES. THE SECURITIES WILL BE IMMEDIATELY AVAILABLE FOR RESALE IN EACH OF THE PRIMARY DISTRIBUTION STATES AND IN THE COMMONWEALTH OF PENNSYLVANIA. UNLESS AN APPLICABLE EXEMPTION IS AVAILABLE, PURCHASERS OF SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF SUCH JURISDICTIONS. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL BE ELIGIBLE FOR RESALE IN THE SECONDARY TRADING MARKET.

FLORIDA RESIDENTS:

    FLORIDA RESIDENTS WHO PURCHASE CLASS B STOCK WILL BE UNABLE TO EXCHANGE THIS STOCK FOR UNITS UNLESS AND UNTIL THE UNITS ISSUABLE UPON EXCHANGE OF THE CLASS B STOCK HAVE BEEN REGISTERED FOR SALE IN FLORIDA OR ARE ESTABLISHED TO BE EXEMPT FROM THE REQUIREMENT OF SUCH REGISTRATION. FLORIDA LAW GENERALLY PRECLUDES THE REGISTRATION OF SECURITIES THAT ARE NOT LISTED ON A SECURITIES EXCHANGE OR THE NASDAQ SYSTEM WHEN THE OFFERING PRICE OF SUCH SECURITIES IS $5.00 OR LESS PER SHARE. BECAUSE THE "EXCHANGE PRICE" OF CLASS B STOCK IS NIL, THE "OFFERING PRICE" OF THE UNITS ISSUABLE UPON EXCHANGE OF THE CLASS B STOCK COULD BE CONSIDERED NOT GREATER THAN $5.00. FOR THIS REASON, NO PERMIT TO SELL THE UNITS ISSUABLE UPON EXCHANGE OF THE CLASS B STOCK IN FLORIDA HAS BEEN OBTAINED. THERE CAN BE NO ASSURANCE THAT THE UNITS ISSUABLE UPON EXCHANGE OF THE CLASS B STOCK WILL EVER BE REGISTERED IN FLORIDA OR ESTABLISHED TO BE EXEMPT FROM THE REQUIREMENT OF SUCH REGISTRATION.

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE OVER-ALLOTMENT OPTION GRANTED TO THE UNDERWRITERS IS NOT EXERCISED. INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH IN THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS."

                                  THE COMPANY

BUSINESS OBJECTIVES

    The Company, which is a "blank check" or "blind pool" company, was formed on August 9, 1995 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination (a "Business Combination") with an operating business (a "Target Business"). The business objective of the Company is to effect a Business Combination with a Target Business which the Company believes has significant growth potential. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank borrowings or a combination thereof in effecting a Business Combination.

    The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which
(i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer-related products and services (including amusement and/ or recreational services), personal care services, voice and data information processing and transmission and related technology development or (ii) is engaged in wholesale or retail distribution. The Company will not acquire a Target Business unless the fair market value of such business, as determined by the Company based upon standards generally accepted by the financial community, including revenues, earnings, cash flow and book value (the "Fair Market Value"), is at least 80% of the net assets of the Company at the time of the consummation of a Business Combination (the "Fair Market Value Test"). If the Company determines that the financial statements of a proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm that is a member of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the satisfaction of such criteria. The Company has not had any contact or discussions with any entity or representatives of any entity regarding a Business Combination. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination with a Target Business. The Company does not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD.

BUSINESS EXPERIENCE OF PRINCIPALS

    The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination.

ESCROW OF INITIAL PUBLIC OFFERING PROCEEDS

    Upon completion of this offering, an aggregate of $8,000,000 (or $9,200,000 if the Underwriters' over-allotment option is exercised in full), representing an amount equal to the gross proceeds from the sale of the Units, will be placed in an escrow account maintained by Chase Manhattan Bank (the "Proceeds Escrow Agent"), subject to release upon the earlier of (1) receipt by the Proceeds Escrow Agent of: (i) written notice from the Company of the Company's completion of a transaction or series of transactions in which at least 50% of the gross proceeds from this offering are committed to a specific line of business as a result of a Business Combination (including any redemption payments), (ii) a written opinion of counsel of the Company, reasonably acceptable to the Proceeds Escrow Agent, that a Business Combination was approved by a vote of two-thirds of the shares of Common Stock of the Company, (with each share of Class B Stock entitled to two votes) as required by this Prospectus, and that the holders of more than 20% of the Class A Stock of the Company have not elected to redeem their Class A Stock, as required by this Prospectus, and (iii) a written certification from the Company that the fair market value (as determined by the Company, based upon standards generally accepted by the financial community, including revenues, earnings, cash flow, and book value) of the Target Business exceeds 80% of the net value of the assets of the Company and that all other actions required by the Company for the release of the escrow proceeds have been met, or (2) either (i) after 18 months of the date of effectiveness of this offering (or 24 months if the Proceeds Escrow Agent has received notice within the initial 18 month period that the Extension Criteria, as herein defined, have been satisfied) if the Proceeds Escrow Agent has not received written notice from the Company of the Company's completion of a transaction or series of transactions in which at least 50% of the gross proceeds from this offering are committed to a specific line of business as a result of a Business Combination, or (ii) receipt by the Proceeds Escrow Agent of written notification to distribute the escrow proceeds to the holders of Class A Stock purchased as part of the Units sold in this offering or in the open market thereafter in redemption of the Class A Stock, or
(iii) receipt by the Proceeds Escrow Agent of written notification to distribute part of the escrow proceeds to the holders of record of Class A Stock purchased as part of the Units sold in this offering or in the open market thereafter who elected to have their shares redeemed in accordance with the terms set forth in this Prospectus. The Company will notify the Representative and the NASD prior to the release of funds from the escrow account. All proceeds held in the escrow account will be invested, until released, in short-term United States government securities, including treasury bills, cash and cash equivalents. Except as noted below, the proceeds to the Company from the sale of the Class B Stock will not be placed in escrow. Rather, these proceeds will be used (i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, to Bright pursuant to a license agreement executed by Bright and the Company, (iii) to cover all the expenses incurred by the Company in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance, and (iv) to fund the Company's operating expenses, including investment banking fees and the costs of business, legal and accounting due diligence on prospective Target Businesses, until the consummation of a Business Combination. In addition, a portion of the net proceeds from the sale of the Class B Stock equal to the Underwriters' discounts and the Representative's non-accountable expense allowance with respect to the Units, as noted in clause
(iii) above, will be placed in the above mentioned escrow account for the benefit of purchasers of Class A Stock as part of the Units sold in this offering and in the open market thereafter. Management is unaware of any circumstance under which this policy, through management's own initiative, may be changed.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATIONS

    The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the Business Combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with such request, the Company intends to provide stockholders with disclosure documentation in accordance with the proxy solicitation regulations under the Securities Exchange Act of 1934, as amended (the "Proxy Rules"), including audited financial statements, concerning a Target Business. All of the Company's present stockholders, including all directors and the Company's executive officers, have agreed to vote all of their respective shares of Class A Stock in accordance with the vote of the majority of the shares voted by all other stockholders of the Company ("non-affiliated public stockholders") with respect to any such Business Combination. A Business Combination will not be consummated unless approved by a vote of two-thirds of the shares of Common Stock voted by the stockholders (in person or by proxy). Each share of Class B Stock is entitled to two votes, representing the two shares of Class A Stock into which each share of Class B stock is exchangeable. In addition, the Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote. Holders of Class A Warrants who otherwise do not own any shares of Common Stock will not be entitled to vote on any Business Combination.

REDEMPTION RIGHTS

    At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer (the "Redemption Offer") to each of the non-affiliated public holders of Class A Stock the right, for a specified period of time of not less than 20 calendar days, to redeem his shares of Class A Stock at a price equal to the Liquidation Value (as defined below) of such shares as of the record date established for determining the stockholders entitled to vote with respect to the approval of a Business Combination (the "Record Date"). The Redemption Offer will be described in the disclosure documentation relating to the proposed Business Combination. The "Liquidation Value" for each share of Class A Stock will be determined as of the Record Date by dividing (A) the greater of (i) the Company's net worth as reflected in the Company's then current financial statements as audited by the Company's independent accountants, or (ii) the amount of the proceeds of the Company in the escrow account (including interest earned thereon) by (B) the number of shares of Class A Stock held by non-affiliated public stockholders; however, in no event will the Liquidation Value of each share of Class A Stock be less than $10.00 plus interest earned thereon. In connection with the Redemption Offer, if non-affiliated public stockholders holding 20% or less of the shares of Class A Stock elect to redeem their shares, the Company may, but will not be required to, proceed with such Business Combination and, if the Company elects to so proceed, will redeem such shares at their Liquidation Value as of the Record Date. In any case, if non-affiliated public stockholders holding more than 20% of the Class A Stock elect to redeem their shares, the Company will not proceed with such potential Business Combination and will not redeem such shares. All holders of Class A Stock and all holders of Warrants prior to the date of this Prospectus will be allowed to participate in a Redemption Offer only if they purchase shares of Class A Stock in this offering or on the open market thereafter, and only as to any shares of Class A Stock so purchased.

ESCROW OF OUTSTANDING SHARES

    All of the shares of Class A Stock and Series A Preferred Stock (the "Escrowed Stock") outstanding immediately prior to the date of this Prospectus have been placed in escrow with Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (the "Share Escrow Agent"), until the earlier of (i) the occurrence of the consummation of the first Business Combination or (ii) 18 months from the date of this Prospectus provided that such 18-month period will be extended by six months to 24 months from the date of this Prospectus if, prior to the expiration of the 18-month period, the Company has become a party to a letter of intent or a definitive agreement to effect a Business Combination (the "Extension Criteria"). During the escrow period, the holders of the Escrowed Stock will not be able to sell or otherwise transfer their respective shares of Escrowed Stock (with the exceptions described below), but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote escrowed shares of Class A Stock, subject to their agreement to vote all of their shares in accordance with the vote of a majority of the non-affiliated public holders of Class A Stock with respect to a consummation of a Business Combination or liquidation proposal, but excluding the right to request the redemption of Escrowed Stock pursuant to a Redemption Offer. Subject to compliance with applicable securities laws, any such holder may transfer his, her or its Escrowed Stock to a family member or to a trust established for the benefit of himself, herself, or a family member or to another affiliated entity (with the consent of the Representative which will not be unreasonably withheld) or, in the event of the holder's death, by will or operation of law, or in the case of its dissolution or merger, provided that any such transferee must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder and, in the case of present stockholders other than the holders of the Placement Shares, that the transferor (except in the case of death) or successsor will continue to be deemed the beneficial owner (as defined in Regulation 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such transferred shares.

    Each of the executive officers and the other directors of the Company has agreed to surrender his shares of Class A Stock to the Company at the purchase price at which such shares were acquired ($.10 per share) if he resigns prior to the consummation of the first Business Combination.

RESTRICTIONS ON SALE OF OUTSTANDING SHARES

    All of the shares of Class A Stock outstanding prior to the date of this Prospectus other than 20,000 shares of Class A Stock issued in a private placement by the Company in November 1995 (the "Placement Shares") and the shares of Class A Stock issuable upon the exercise of options granted to the Company's officers and directors and the exercise of warrants included in the units issuable upon exercise of such options are referred to herein as "Founders' Shares". The Founders' Shares are subject to an agreement with the holders of the Founders' Shares not to sell or otherwise transfer such shares for a period of 24 months from the date the currently outstanding Founders' Shares were originally issued (August 18, 1995), but in no event earlier than 120 days following the consummation of the first Business Combination. However, subject to compliance with applicable securities laws, any such holder may transfer Founders' Shares to a family member or to a trust established for the benefit of himself, herself, or to a family member or to another affiliated entity (with the consent of the Representative which will not be unreasonably withheld) or in the event of the holder's death by will or operation of law, or its dissolution or merger, provided that any such transferee or successor must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder and that the transferor or its principals, if the transferor is an entity (except in the case of death) will continue to be deemed the beneficial owner (as defined in Regulation 13d-3 promulgated under the Exchange Act) of such transferred shares. The certificates representing the Founders' Shares will bear a restrictive legend with respect to such restrictions and the Company's transfer agent will note such restrictions on the Company's transfer books and records. See "Management -- Options to Purchase Units."

    The Placement Shares are subject to an agreement with the holders of the Placement Shares not to sell or otherwise transfer such shares for a period ending the earlier of 24 months from the date such shares were issued (November 15, 1995) or 60 days following the consummation of the first Business Combination.

    The Company has outstanding 94 shares of Series A Preferred Stock which are held by CDIJ Capital Partners, L.P. ("CDIJ"), an indirect affiliate of Bright. The shares are convertible to Class A Stock on the basis of one thousand shares of Class A Stock for each share of Series A Preferred Stock for a one year period commencing upon the consummation of a Business Combination. The 94,000 shares of Class A Stock issuable upon conversion of the Company's outstanding Series A Preferred Stock will be offered by a Prospectus at the time of a Business Combination and thereafter will be freely tradable under applicable securities laws. However, the holders of such shares have agreed not to sell or otherwise transfer such shares until 60 days following the consummation of the first Business Combination and to limit the volume of such sales to the amount that is permitted by Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended. Subject to other conditions, Rule 144 permits sales, within any three-month period, of a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the shares are quoted on an exchange or on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. See "Risk Factors -- Shares Eligible for Future Sale."

REDEMPTION OF CLASS A STOCK IF NO BUSINESS COMBINATION

    If the Company does not effect a Business Combination within 18 months from the date of this Prospectus, or 24 months from the date of this Prospectus if the Extension Criteria have been satisfied, the Company will submit to the holders of Class A Stock for their consideration a proposal to distribute to the then holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, in redemption of such shares, the amounts in the interest bearing escrow account. Following such a redemption of Class A Stock, each outstanding share of Class B Stock will be exchanged for two shares of Class A Stock. The assets of the Company (other than the escrowed assets) will be used to pay the Company's liabilities and to redeem the Company's outstanding Series A Preferred Stock at its liquidation value, $9,400. The amount per share for distribution, to the holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, and exclusive of any income earned on the proceeds held in the escrow account, will be approximately equal to the initial public offering price per Unit in this offering of $10.00 per Unit (assuming no value is attributed to the Class A Warrants included in the Units offered hereby). All of the present stockholders, including the Company's executive officers and other directors and their affiliates, are required by the escrow agreement to which their stock is subject to vote their shares of Class A Stock in accordance with the vote of the majority of all non-affiliated public holders of Common Stock with respect to any redemption proposal. See "The Company -- Escrow of Outstanding Shares." Holders of Class A Warrants, however, will only be entitled to vote on any redemption proposal, and allowed to participate in any redemption distribution, if they purchase shares of Common Stock in this offering or on the open market thereafter, but only as to any shares of Common Stock so purchased. Present stockholders, including officers, directors and their affiliates, will not participate in any redemption distribution with respect to the shares of Common Stock owned by them as of the date of this Prospectus.

                                  THE OFFERING

Securities offered to the
public............................  800,000 Units, at $10.00 per Unit and 150,000 shares of
                                    Class B Exchangeable Common Stock, at $10.00 per share
                                    of Class B Stock. Each Unit consists of one share of
                                    Common Stock and one Class A Warrant entitling the
                                    holder thereof to purchase one share of Common Stock at
                                    a price of $9.00 commencing 90 days after the date of a
                                    Business Combination or any earlier date on or after the
                                    date of a Business Combination that the Representative,
                                    in its sole discretion, so elects. Each share of Class B
                                    Stock will entitle the holder thereof to receive two
                                    Units in exchange therefor 90 days after the date of a
                                    Business Combination. The Units and the Class B Stock,
                                    which are being offered in the same offering, will be
                                    sold and traded separately. The securities comprising
                                    the Units will become separable and transferable at such
                                    time as the Representative may determine, but in no
                                    event will the Representative allow separate trading of
                                    the securities comprising the Units until the
                                    preparation of an audited balance sheet of the Company
                                    reflecting receipt by the Company of the proceeds of
                                    this offering and the filing by the Company with the
                                    Commission of a Current Report on Form 8-K which
                                    includes such audited balance sheet. See "Description of
                                    Securities" and "Principal Stockholders."

Proposed OTC Bulletin Board
Symbols...........................  Units -- NACOU
                                    Class A Stock -- NACO
                                    Class A Warrants -- NACOW
                                    Class B Stock -- NACOL
Class A Stock outstanding prior to
the offering......................  106,000 shares.
Class A Stock to be outstanding
after the offering (1)............  906,000 shares.
Class B Stock outstanding prior to
the Offering......................  None
Class B Stock outstanding after
the Offering(2)...................  150,000 shares
Warrants:
  Number of Class A Warrants to be
  outstanding after the offer-
  ing (3).........................  800,000 Class A Warrants.
  Exercise price of Class A War-
  rants...........................  The exercise price of each Class A Warrant is $9.00 per share of Common Stock, subject to adjustment in certain
                                    circumstances. See "Description of Securities."
  Exercise period.................  The exercise period of the Class A Warrants will commence 90 days after the consummation of a Business
                                    Combination or any earlier date on or after the date of
                                    a Business Combination that the Representative, in its
                                    sole discretion so elects, and will expire at 5:00 p.m.,
                                    New York City time, on the fifth anniversary of the date
                                    of this Prospectus.
  Redemption......................  The Class A Warrants are redeemable by the Company, each as a class, in whole and not in part, at the option of
                                    the Company, at a price of $.05 per Class A Warrant at
                                    any time, upon not less than 30 days' prior written
                                    notice to the registered holders thereof, provided that
                                    the Company has consummated a Business Combination and
                                    that the last sale price of the Class A Stock, if the
                                    Class A Stock is listed for trading on an exchange or
                                    interdealer quotation system which provides last sale
                                    prices, or, the average of the closing bid and asked
                                    quotes for the Class A Stock, if the Class A Stock is
                                    listed for trading on an interdealer quotation system
                                    which does not provide last sale prices, on all 10 of
                                    the trading days ending on the day immediately prior to
                                    the day on which the Company gives notice of redemption,
                                    has been $11.00 or higher.

(1) Excludes a total of 2,430,666.6 shares of Class A Stock, consisting of: (i) 800,000 shares of Class A Stock reserved for issuance upon the exercise of the Class A Warrants, (ii) 300,000 shares of Class A Stock reserved for issuance upon exchange of the Class B Stock, (iii) 300,000 shares of Class A Stock reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock, (iv) 120,000 shares of Class A Stock included in the Units subject to the Underwriters' over-allotment option, (v) 120,000 shares of Class A Stock reserved for issuance upon the exercise of the Class A Warrants included in the Units subject to the

    Underwriters' over-allotment option, (vi) 45,000 shares of Class A Stock reserved for issuance upon exercise of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, (vii) 45,000 shares of Class A Stock reserved for issuance as part of the Class A Warrants comprising a part of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, (viii) 266,666.6 shares of Class A Stock reserved for issuance upon exercise of options to purchase Units granted to executive officers and directors of the Company, (ix) 94,000 shares of Class A Stock reserved for issuance upon conversion of the Company's outstanding Series A Preferred Stock, (x) 80,000 shares of Class A Stock included in the Units reserved for issuance upon exercise of warrants to purchase 80,000 Units, exercisable over a period of four years commencing one year from the date of this Prospectus, being sold to the Representative (the "Representative's Unit Purchase Warrants"), (xi) 80,000 shares of Class A Stock reserved for issuance upon the exercise of the Class A Warrants included in the Units reserved for issuance upon exercise of the Representative's Unit Purchase Warrants, (xii) 30,000 shares of Class A Stock included in the Units reserved for issuance upon exercise of a warrant to purchase 15,000 shares of Class B Stock, exercisable over a period of four years commencing one year from the date of this Prospectus, being sold to the Representative's (the "Representative's Class B Warrants"), (xiii) 30,000 shares of Class A Stock reserved for issuance upon exercise of Class A Warrants comprising a part of the Units underlying the Representative's Class B Warrants, (xiv) 60,000 shares of Class A Stock reserved for issuance upon exchange of the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors, and (xv) 60,000 shares of Class A Stock reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors. See "Management," "Underwriting" and "Certain Transactions."

(2) Excludes (i) 22,500 shares of Class B Stock subject to the Underwriters' over-allotment option and (ii) 15,000 shares of Class B Stock issuable upon exercise of the Representative's Class B Warrants. See "The Company--Capital Commitment," "Certain Transactions" and "Underwriting."

(3) Excludes (i) 133,333.3 Class A Warrants comprising part of the Units issuable upon exercise of options granted to executive officers and directors of the Company; (ii) 120,000 Class A Warrants included in the Units subject to the Underwriters' over-allotment option, (iii) an additional 45,000 Class A Warrants comprising a part of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, (iv) 80,000 Class A Warrants included in the Units reserved for issuance upon exercise of the Representative's Unit Purchase Warrants, (v) 30,000 Class A Warrants underlying the Units underlying the Representative's Class B Warrants, and (vi) 60,000 Class A Warrants comprising a part of the Units underlying the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors. See "Management" and "Underwriting."

                           THE SMA(2)RT-SM- STRUCTURE

    Essentially, a Specialized Merger and Acquisition Allocated Risk Transaction-SM- (SMA(2)RT-SM-) provides an investor in this offering with an opportunity to purchase Units for $10.00 each, the proceeds of which will be placed into escrow for the benefit of stockholders and will be returned if the Company does not effect a Business Combination; and/or Class B Stock (which are exchangeable into Units) for $10.00 each, the proceeds of which will not be placed in escrow, but rather will be used (i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, due to Bright pursuant to a license agreement executed by Bright and the Company, (iii) to cover all of the Company's expenses incurred in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance, and (iv) to fund the Company's operating expenses, including investment banking fees and the costs of business, legal and accounting due diligence on prospective Target Businesses. Consequently, when the Class B Stock is exchanged, holders of Class B Stock would pay substantially less for the Units issuable upon exchange of such Class B Stock than holders of Units and, accordingly, may realize a higher return on their investment. Holders of Class B Stock, however, risk the loss of their investment if the Company fails to effect a Business Combination, while holders of shares of Class A Stock comprising part of the Units benefit from the Company's escrow of an amount equal to the gross proceeds from the sale of the Units in this offering.

                                  RISK FACTORS

    The securities offered in this Specialized Merger and Acquisition Allocated Risk Transaction-SM-(SMA(2)RT-SM-) involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Prior to this offering there has been no public market for the Units, the Class A Stock, the Class A Warrants or the Class B Stock and there can be no assurance that such a market will develop after completion of this offering. Such risk factors include, among others, the following: the Company's lack of operating history and limited resources; discretionary use of proceeds; no escrow security for the purchasers of the Class A Warrants and Class B Stock; intense competition in selecting a Target Business and effecting a Business Combination; and, because of the Company's limited resources, the possibility that the Company's due diligence investigation of a potential Business Combination will be restricted, especially in the case of a Target Business outside the United States. Investors will incur immediate substantial dilution. See "Risk Factors," "Dilution" and "Use of Proceeds."

                                USE OF PROCEEDS

    The Company intends to use substantially all of the net proceeds of the offering, together with the interest earned thereon, to attempt to effect a Business Combination, including selecting and evaluating potential Target Businesses and structuring, negotiating and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company). Approximately 84% of the gross proceeds of the offering by the Company (representing an amount equal to the $8,000,000 gross proceeds from the sale of the Units as a percentage of the gross proceeds of this offering) will be held in an escrow account maintained by the Proceeds Escrow Agent, until the earlier of written notification by the Company to the Proceeds Escrow Agent (i) of the Company's completion of a transaction or series of transactions in which at least 50% of the gross proceeds from this offering is committed to a specific line of business as a result of a consummation of a Business Combination (including any redemption payments), or (ii) to distribute the escrowed proceeds, in connection with a redemption of the Company's Class A Stock, to the then holders of the Class A Stock purchased as part of the Units sold in this offering or acquired in the open market thereafter. All proceeds held in the escrow account will be invested, until released, in short-term United States government securities, including treasury bills, cash and cash equivalents.

    Except as noted below, the proceeds to the Company from the sale of the Class B Stock will not be placed in escrow. Rather, these proceeds will be used
(i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, due to Bright pursuant to a license agreement executed by Bright and the Company, (iii) to cover all of the expenses incurred by the Company in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance, and (iv) to fund the Company's operating expenses, including investment banking fees and the costs of business, legal and accounting due diligence on prospective Target Businesses, until the Company effects a Business Combination. See "Proposed Business -- Servicemark License." However, in addition, a portion of the net proceeds from the sale of the Class B Stock equal to the Underwriters' discounts and the Representative's non-accountable expense allowance with respect to the Units will be placed in the above-mentioned escrow account for the benefit of purchasers of Class A Stock as part of the Units sold in this offering and in the open market thereafter. In addition, proceeds from the sale of the Class B Stock will be used for the general administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations under the Exchange Act. The Company may seek to issue additional securities if it requires additional funds to meet its operating and administrative expenses. The Company has agreed with the Representative that it will not issue (other than pursuant to this offering) any securities or grant options or Warrants to purchase any securities of the Company without the consent of the Representative for a period of 18 months from the date of this Prospectus and for up to six additional months if the Extension Criteria have been satisfied.

    To the extent that the Company's securities are used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No cash compensation will be paid to any officer or director until after the consummation of the first Business Combination. Since the role of the Company's current directors and executive officers after a consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such consummation of a Business Combination.

                         SUMMARY FINANCIAL INFORMATION

    The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

                                                                                   MARCH 31, 1997
                                                                             ---------------------------
                                                                               ACTUAL     AS ADJUSTED(1)
                                                                             -----------  --------------
                                                                             (UNAUDITED)
Balance Sheet Data:
  Total assets.............................................................   $ 203,526    $  8,216,363
  Total liabilities........................................................     184,857         --
  Deficit accumulated during development stage.............................     (34,931)        (58,845)
  Series A preferred stock.................................................           1               1
  Stockholders' equity and common stock subject to redemption..............      18,669       8,216,363(2)

------------------------
(1) Gives effect to the sale of the Units at the initial public offering price of $10.00 per Unit, the sale of the Class B Stock at the initial public offering price of $10.00 per share of Class B Stock, and initial application of the estimated net proceeds (after the payment of all estimated offering expenses, including the Representative's non-accountable expense allowance) of $8,390,000 therefrom. See "Use of Proceeds." Assumes no exercise of the Underwriters' over-allotment option or the Representative's Warrants. See "Underwriting".

(2) In the event the Company consummates a Business Combination, the redemption rights afforded to the non-affiliated public holders of Class A Stock may result in the conversion into cash of up to 20% of the aggregate number of shares held by the non-affiliated public stockholders, amounting to 160,000 shares, at a per share redemption price equal to (A) the greater of (i) the Company's net worth or (ii) the amount of proceeds of the Company in the escrow account (including income earned thereon) divided by (B) the number of shares held by non-affiliated public holders of Class A Stock, but not less than $10.00 per share plus interest earned thereon.

                                  THE COMPANY

BUSINESS OBJECTIVE

    The Company, which is a "blank check" or "blind pool" company, was formed in August 1995 to serve as a vehicle to effect a Business Combination with a Target Business which the Company believes has significant growth potential. The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank borrowings or a combination thereof in effecting a Business Combination. The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer related products and services (including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development or
(ii) is engaged in wholesale or retail distribution. The Company will not effect a Business Combination with a Target Business unless the Fair Market Value of such business is at least 80% of the net assets of the Company at the time of consummation of such Business Combination. If the Company determines that the financial statements of a Proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm that is a member in good standing of the NASD with respect to the satisfaction of such criteria. The Company has not had any contact or discussions with representatives of any Target Business regarding a consummation of a Business Combination. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination. The Company does not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD.

BUSINESS EXPERIENCE OF PRINCIPALS

    The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating and consummating a Business Combination. Prior to their involvement with the Company, none of the directors or the executive officers of the Company has been involved in any "blind pool" or "blank check" offerings. David J. Mitchell, the Company's Chairman and Chief Executive Officer has been previously involved with two Specified Purpose Acquisition Companies ("SPAC"). A SPAC is a company organized for the purpose of acquiring or merging with an operating business in a specified area. From December 1993 until June 1995, Mr. Mitchell served as a director and Secretary of Israel Tech Acquisition Corporation, a public company, which acquired the assets of, and changed its name to, Kellstrom Industries, Inc. in June 1995. From March 1995 until August 1995, Mr. Mitchell served as a director, Chief Financial Officer, Treasurer and Secretary of European Gateway Acquisition Corporation, a public company, which acquired Bogen Communication, Inc. and changed its name to Bogen Communications International, Inc. in August 1995. Mr. Mitchell continues to serve as a director of both Kellstrom Industries, Inc. and Bogen Communications International, Inc., both of which are operating companies whose common stock is actively traded, as of the date of this Prospectus. See "Management."

ESCROW OF OFFERING PROCEEDS

    Upon completion of the offering by the Company, approximately 84% of the gross proceeds therefrom (representing an amount equal to the $8,000,000 gross proceeds from the sale of the Units as a percentage of the gross proceeds of this offering) will be placed in an escrow account maintained by the Proceeds Escrow Agent, subject to release upon the earlier of (1) receipt by the Proceeds Escrow Agent of: (i) written notice from the Company of the Company's completion of a transaction or series of transactions in which at least 50% of the gross proceeds from this offering are committed to a specific line of business as a result of a Business Combination (including any redemption payments), (ii) a written opinion of counsel of the Company, reasonably acceptable to the Proceeds Escrow Agent, that a Business Combination was approved by a vote of two-thirds of the shares of Common Stock, with each share of Class B Stock entitled to two votes, as required by this Prospectus, and that the holders of more than 20% of the Class A Stock have not elected to redeem their Class A Stock, as required by this Prospectus, and (iii) a written confirmation from the Company, that the fair market value (as determined by the Company, based upon standards generally accepted by the financial community, including revenues, earnings, cash flow, and book value) of the Target Business exceeds 80% of the net value of the assets of the Company, and that all other actions required by the Company for the release of the escrow proceeds have been met, or (2) either (i) after 18 months of the date of effectiveness of this offering (or 24 months if the Proceeds Escrow Agent has received notice within the initial 18 month period that the Extension Criteria, as herein defined, have been satisfied) if the Proceeds Escrow Agent has not received written notice from the Company of the Company's completion of a transaction or series of transactions in which at least 50% of the gross proceeds from this offering are committed to a specific line of business as a result of a Business Combination, or (ii) receipt by the Proceeds Escrow Agent of written notification to distribute the escrow proceeds to the holders of Class A Stock purchased as part of the Units sold in this offering or in the open market thereafter, or (iii) receipt by the Proceeds Escrow Agent of written notification to distribute part of the escrow proceeds to the holders of record of Class A Stock purchased as part of the Units sold in this offering or in the open market thereafter who elected to have their shares redeemed in accordance with the terms set forth in this Prospectus. All proceeds held in the escrow account will be invested, until released, in short-term United States government securities, including treasury bills, cash and cash equivalents. Except as noted below, the proceeds to the Company from the sale of the Class B Stock will not be placed in escrow. Rather, these proceeds will be used (i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, due to Bright pursuant to a license agreement executed by Bright and the Company, and (iii) to cover all of the expenses incurred by the Company in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance, (iv) to fund the Company's operating expenses, including investment banking fees and the costs of business, legal and accounting due diligence on prospective Target Businesses until the Company effects a Business Combination. In addition, a portion of the net proceeds from the sale of the Class B Stock equal to the Underwriters' discounts and the Representative's non-accountable expense allowance payable with respect to the Units, as noted in clause (iii) above, will be placed in the above-mentioned escrow account for the benefit of purchasers of Class A Stock as part of the Units sold in this offering and in the open market thereafter. As a result, if the escrowed funds are paid to the holders of Units, the payment will equal the gross purchase price for the Unit (plus any interest earned thereon), notwithstanding that the Company paid the Underwriters' discount and the Representative's non-accountable expense allowance out of such gross proceeds. To the extent that the proceeds from the sale of the Class B Stock, are less than the expenses the Company incurs seeking to effect a Business Combination, the Company would need additional financing. There can be no assurance that the Company would be able to arrange any such additional financing. Management is unaware of any circumstances under which this policy, through management's own initiative, may be changed. See "Use of Proceeds."

STOCKHOLDER APPROVAL OF BUSINESS COMBINATIONS

    The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the Business Combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with such request, the Company intends to provide stockholders with disclosure documentation in accordance with the Proxy Rules, including audited financial statements, concerning a Target Business. All of the Company's present stockholders, including all directors and its executive officers, have agreed as part of the escrow agreement to which their stock is subject to vote their respective shares of Class A Stock in accordance with the vote of the majority of the shares voted by all non-affiliated public holders of Common Stock with respect to any consummation of such Business Combination.

See "The Company -- Escrow of Outstanding Shares." A Business Combination will not be consummated unless approved by a vote of two-thirds of the shares of Common Stock (in person or by proxy), with each share of Class B Stock entitled to two votes. In addition, the Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote thereon. Holders of Class A Warrants who otherwise do not own any shares of Common Stock will not be entitled to vote on any Business Combination.

CLASS B STOCK OPTIONS

    Mr. David Mitchell and Mr. Thomas McMillen, directors of the Company, have each received options to purchase up to 15,000 shares, or up to 30,000 in the aggregate, of the Company's Class B Stock at an exercise price of $10.00 per share, or an aggregate exercise price of up to $300,000 (Class B Options"). The options will expire, if not sooner exercised, upon consummation of a Business Combination. The Company has agreed to use its best efforts to register the shares of Class A Stock underlying the options as soon as practicable after their issuance.

REDEMPTION RIGHTS

    At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer to each of the non-affiliated public holders of Class A Stock the right, for a specified period of time of not less than 20 days, to redeem his shares of Class A Stock at a price equal to the Liquidation Value of such shares as of the Record Date. The Redemption Offer will be described in the disclosure documentation relating to the proposed Business Combination. See "Proposed Business -- 'Blind Pool' -- Offering." The Liquidation Value for each share of Class A Stock will be determined as of the Record Date by dividing (A) the greater of (i) the Company's net worth as reflected in the Company's financial statements and audited by the Company's independent accountants or (ii) the amount of the proceeds of the Company in the escrow account (including all interest earned thereon) by (B) the number of shares of Class A Stock held by non-affiliated public stockholders; however, in no event will the Liquidation Value of each share of Class A Stock be less than $10.00 plus interest earned thereon. In connection with the Redemption Offer, if non-affiliated public stockholders holding 20% or less of the shares of Class A Stock elect to redeem their shares, the Company may, but will not be required to, proceed with such Business Combination and, if the Company elects to so proceed, will redeem such shares at their Liquidation Value as of the Record Date. In any case, if non-affiliated public stockholders holding more than 20% of the Class A Stock elect to redeem their shares, the Company will not proceed with such potential Business Combination and will not redeem such shares. All holders of Class A Stock and all holders of Warrants prior to the date of this Prospectus will be allowed to participate in a Redemption Offer only if they purchase shares of Class A Stock in this offering or on the open market thereafter, and only as to any shares of Class A Stock so purchased.

ESCROW OF OUTSTANDING SHARES

    All of the shares of Escrowed Stock outstanding immediately prior to the date of this Prospectus have been placed in escrow with the Shares Escrow Agent until the earlier of (i) the occurrence of the first Business Combination, (ii) 18 months from the date of this Prospectus provided that such 18-month period will be extended by six months to 24 months from the date of this Prospectus if the Extension Criteria has been satisfied. During the escrow period, the holders of the Escrowed Stock will not be able to sell or otherwise transfer their respective shares of the Escrowed Stock (with certain exceptions), but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote escrowed shares of Class A Stock, subject to their agreement to vote their shares in accordance with a vote of a majority of the non-affiliated public stockholders with respect to a consummation of a Business Combination or liquidation proposal, but excluding the right to request the redemption of Escrowed Stock pursuant to a Redemption Offer. Subject to compliance with applicable securities laws, any such holder may transfer his, her or its Escrowed Stock to a family member or to a trust established for the benefit of himself, herself, or a family member or to another affiliated entity (with the consent of the Representative which will not be unreasonably withheld) or, in the event of the holder's death, by will or operation of law, or in the case of its dissolution or merger, provided that any such transferee must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder and, in the case of present stockholders other than the holders of the Placement Shares, that the transferor (except in the case of death) or successor will continue to be deemed the beneficial owner (as defined in Regulation 13d-3 promulgated under the Exchange Act of such transferred shares.

    Each executive officer and director has also agreed to surrender his shares to the Company at the purchase price at which such shares were acquired ($.10 per share) if he resigns prior to the occurrence of the first Business Combination.

RESTRICTION ON SALE OF OUTSTANDING SHARES

    All of the Founders' Shares are subject to an agreement with the holders of the Founders' Shares not to sell or otherwise transfer such shares for a period of 24 months from the date the currently outstanding Founders' Shares were originally issued (August 18, 1995), but in no event earlier than 120 days following the consummation of the first Business Combination. However, subject to compliance with applicable securities laws, any such holder may transfer Founders' Shares to a family member or to a trust established for the benefit of himself, herself, or a family member or to another affiliated entity (with the consent of the Representative which will not be unreasonably withheld) or in the event of the holder's death by will or operation of law, or in the case of its dissolution or merger, provided that any such transferee or successor must agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder and that the transferor or its principals, if the transferor is an entity (except in the case of death) will continue to be deemed the beneficial owner (as defined in Regulation 13d-3 promulgated under the Exchange Act) of such transferred shares. The certificates representing the Founders' Shares will bear a restrictive legend with respect to such restrictions and the Company's transfer agent will note such restrictions on the Company's transfer books and records.

    In addition, the holders of the Placement Shares have agreed not to directly or indirectly sell, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any of the Placement Shares without the prior written consent of the Company until the earlier of 24 months from the date such shares were issued (November 15, 1995) or 60 days following the consummation of the first Business Combination.

    The Company has outstanding 94 shares of Series A Preferred Stock which are held by CDIJ, an indirect affiliate of Bright. The shares are convertible to Class A Stock on the basis of one thousand shares of Class A Stock for each share of Series A Preferred Stock during the one year period commencing upon the consummation of a Business Combination. The 94,000 shares of Class A Stock issuable upon conversion of the Company's outstanding Series A Preferred Stock will be offered by a prospectus at the time of a Business Combination and thereafter will be freely tradable under applicable securities laws. However, CDIJ, for itself and any transferees of the Series A Preferred Stock, has agreed not to sell or otherwise transfer such shares until 60 days following the consummation of the first Business Combination and to limit the volume of such sales to the amount that is permitted by Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended. Subject to other conditions, Rule 144 permits sales, within any three-month period, of a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the shares are quoted on an exchange or on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. See "Risk Factors -- Shares Eligible for Future Sale."

REDEMPTION OF CLASS A STOCK AFTER EIGHTEEN MONTHS IF NO BUSINESS COMBINATION

    If the Company does not effect a Business Combination within 18 months from the date of this Prospectus, or 24 months from the date of this Prospectus if the Extension Criteria have been satisfied, the Company will submit to the holders of Class A Stock for their consideration a proposal to distribute to the then holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, in redemption of such shares, the amounts in the escrow account. Following such a redemption of Class A Stock, each outstanding share of Class B Stock will be exchanged for two shares of Class A Stock. The assets of the Company (other than escrowed assets) will be used to pay the Company's liabilities and to redeem the Company's outstanding Series A Preferred Stock at its liquidation value, $9,400. The amount per share for distribution, to the holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, and exclusive of any income earned on the proceeds held in the escrow account (which will be distributed to the holders of Class A Stock along with the funds in the escrow account), will be approximately equal to the initial public offering price per Unit in this offering of $10.00 per Unit (assuming no value is attributed to the Class A Warrants included in the Units offered hereby). All of the present stockholders, including the Company's executive officers and other directors and their affiliates, are required by the escrow agreement to which their stock is subject to vote their shares of Common Stock in accordance with the vote of the majority of all non-affiliated public stockholders of the Company with respect to any redemption proposal. Holders of Class A Warrants, however, will only be entitled to vote on any redemption proposal, and allowed to participate in any redemption distribution, if they purchase shares of Common Stock in this offering or on the open market thereafter, but only as to any shares of Common Stock so purchased. All of the present stockholders, including the Company's executive officers and other directors and their affiliates, have agreed to waive their rights to participate in any redemption distribution with respect to the 106,000 shares of Class A Stock owned by them as of the date hereof. See "The Company -- Escrow of Outstanding Shares."

    To date, the Company's efforts have been limited to organizational activities and this offering. The implementation of the Company's business objectives is wholly contingent upon the successful sale of the Units and the Class B Stock offered hereby. See "Proposed Business."

    Essentially, a Specialized Merger and Acquisition Allocated Risk Transaction-SM- (SMA(2)RT-SM-) provides an investor in this offering with an opportunity to purchase Units for $10.00 each, the proceeds of which will be placed into escrow for the benefit of stockholders, and shall be returned if the Company does not effect a Business Combination; and/or Class B Stock for $10.00 each, the proceeds of which will not be placed in escrow, but rather will be used to repay indebtedness, to pay a license fee to Bright, and to cover all of the Company's expenses incurred in this offering. See "Use of Proceeds." Consequently, if the Class B Stock is exchanged, holders of Class B Stock would pay substantially less for the Units issuable upon exercise of such Class B Stock than holders of Units and, accordingly, may realize a higher return on their investment. Holders of Class B Stock, however, risk the loss of their investment if the Company fails to effect a Business Combination, while holders of shares of Class A Stock comprising part of the Units benefit from the Company's escrow of an amount equal to the gross proceeds from the sale of the Units in this offering.

    The Company was organized under the laws of the State of Delaware on August 9, 1995. The Company's office is located at 850 Third Avenue, 10th Floor, New York, New York 10022 and its telephone number is (212) 750-5822.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO, THE SEVERAL FACTORS DESCRIBED BELOW. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.


BLANK CHECK OFFERING NOT CONDUCTED IN ACCORDANCE WITH RULE 419



    The Company's offering of Units and Class B Stock is not being conducted in accordance with Rule 419 promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), which was adopted to strengthen the regulation of securities offerings by "blank check" companies, which Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. The Company is a "blank check" company not subject to Rule 419 under the Act because the Company's net tangible assets after its receipt of the proceeds of this offering will exceed $5,000,000. Accordingly, investors in the offering will not receive the substantive protection provided by Rule 419 under the Act. Rule 419 under the Act requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until a Business Combination meeting specified criteria is completed. Before a Business Combination can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a post-effective amendment; and after the effective date thereof the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed Target Business and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said 45-day period is to automatically receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued. Rule 419 under the Act further provides that if the blank check company does not complete a Business Combination meeting specified criteria within 18 months after the date of this Prospectus, all of the deposited funds in the escrow account must be returned to investors. THE AFOREMENTIONED PROTECTIONS OF RULE 419 ARE NOT PRESENT IN THIS OFFERING.


NO OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES

    The Company, incorporated on August 9, 1995, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. Although certain of the Company's directors and its executive officers have had extensive experience relating to the identification, evaluation and acquisition of Target Businesses, the Company has no operating history and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. None of the Company's officers, directors, promoters or other persons engaged in management-type activities has been previously involved with any blank check offerings. However, David J. Mitchell, the Company's Chairman and Chief Executive Officer, has been previously involved with two Specified Purpose Acquisition Companies ("SPAC"). A SPAC is a company organized for the purpose of acquiring or merging with an operating business in a specified area. To date, the Company's efforts have been limited to organizational activities and this offering. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues (other than investment income) until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. See "Proposed Business" and "Management -- Prior Blank Check Offerings."

"BLIND POOL" OFFERING; BROAD DISCRETION OF MANAGEMENT

    Prospective investors who invest in the Company will do so without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a Target Business. There can be no assurance that determinations ultimately made by the Company will permit the Company to achieve its business objectives. All of the proceeds will be used for on-going expenses and unspecified acquisitions. See "Use of Proceeds" and "Proposed Business."

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS COMBINATIONS; INVESTMENT IN THE COMPANY VERSUS INVESTMENT IN A TARGET BUSINESS

    "Blind pool" and "blank check" offerings are inherently characterized by the absence of substantive disclosure, other than general descriptions, relating to the intended application of the net proceeds of the offering. The Company has not yet identified a prospective Target Business. Accordingly, investors will have no substantive information concerning consummation of any specific Business Combination in considering a purchase of Units and/or Class B Stock in this offering. The absence of disclosure can be contrasted with the disclosure which would be necessary if the Company had already identified a Target Business as a Business Combination candidate or if the Target Business were to effect an offering of its securities directly to the public. There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in a Target Business. See "Proposed Business."

SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION

    While a prospective Target Business may deem a consummation of a Business Combination with the Company desirable for various reasons, a Business Combination may involve the acquisition of, merger or consolidation with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control and the time and expense incurred to comply with various Federal and state securities laws that regulate initial public offerings. Nonetheless, there can be no assurance that there will be an active trading market for the Company's securities following the completion of a Business Combination or, if a market does develop, as to the market price for the Company's securities. See "Proposed Business -- 'Blind Pool' Offering -- Background."

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION

    The structure of a future transaction with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition. The Company may form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of subsidiaries to the stockholders of the Company. There cannot be any assurance that a market would develop for the securities of any subsidiary distributed to stockholders or, if it did, any assurance as to the prices at which such securities might trade. The structure of a Business Combination or the distribution of securities to stockholders may result in taxation of the Company, the Target Business or stockholders. See "Proposed Business" and "Management."

UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

    While the Company will target industries located in the United States, while reserving the right to acquire a Target Business located elsewhere, the Company has not selected any particular industry or Target Business in which to concentrate its Business Combination efforts. None of the Company's directors or its executive officer has had any contact or discussions with any entity or representatives of any entity regarding a consummation of a Business Combination. Accordingly, there is no basis for prospective investors to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. In connection with stockholder approval of consummation of a Business Combination, the Company intends to provide stockholders with complete disclosure documentation, including audited financial statements, concerning a Target Business. Accordingly, any Target Business that is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent that the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that the Company will properly ascertain or assess all such risks. See "Proposed Business."

    In addition, to date, none of the Company's officers, directors, promoters, affiliates or associates have had any preliminary contact or discussions with, and there are no present plans, proposals, arrangements or understandings with any representatives or owners of any business or company regarding the possibility of consummating a Business Combination with such a business or company.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

    As a result of the limited resources of the Company, the Company, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which the Company may operate subsequent to a consummation of a Business Combination. The prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by the Company, there can be no assurance that the Target Business will prove to be commercially viable. The Company has no present intention of either loaning any of the proceeds of this offering to any Target Business or of purchasing or acquiring a minority interest in any Target Business. Management is unaware of any circumstances under which this policy, through management's own initiative, may be changed. See "Use of Proceeds" and "Proposed Business."

PROCEEDS FROM SALE OF CLASS B STOCK NOT PLACED IN ESCROW; CLASS B STOCK NOT CURRENTLY EXCHANGEABLE; CLASS B STOCK EXCHANGEABLE SUBJECT TO THE COMPANY'S COMPLIANCE WITH SECURITIES LAWS

    Except as noted below, the proceeds to the Company from the sale of the Class B Stock will not be placed in escrow. Rather, these proceeds will be used
(i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, to Bright pursuant to a license agreement executed by Bright and the Company, (iii) to cover all of the expenses incurred by the Company in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance, and (iv) to fund the Company's operating expenses, including investment banking fees and fees of the Proceeds Escrow Agent and the costs of business, legal and accounting due diligence on prospective Target Businesses, until the Company effects a Business Combination. In addition, a portion of the net proceeds from the sale of the Class B Stock equal to the Underwriters' discounts and the Representative's non-accountable expense allowance with respect to the Units will be placed in the escrow account with the Proceeds Escrow Agent for the benefit of purchasers of Units in this offering and in the open market thereafter. Furthermore, the Class B Stock is not exchangeable until the Company effects a Business Combination, of which there can be no assurance, provided the Company is then in compliance with all filings required under the federal and state securities laws, and holders of Class B Stock who do not own shares of Class A Stock will not be allowed to participate in any redemption distribution of the proceeds from the escrow account. Consequently, in the event the Company does not effect a Business Combination within 18 months from the date of this Prospectus, or 24 months from the date of this Prospectus if the Extension Criteria have been satisfied, and the stockholders of the Company elect to permit the Company to redeem the Class A Stock and the holders of Class B Stock will not receive any distributions. As such, an investment in the Class B Stock therefore should be viewed as a highly speculative investment and should only be made by an individual who can afford to lose his entire investment. Holders of Class B Stock would pay substantially less for the Units issuable upon exchange of such Class B Stock than holders of Units and, accordingly, may realize a higher return on their investment than holders of Units. By way of illustration, purchasers of Class B Stock in this offering will pay $5.00 per Unit, while purchasers of Units in this offering will pay $10.00 per Unit. The proceeds to the Company from the sale of the Class B Stock will not be placed in escrow for the benefit of the holders of the Class B Stock and will be used to repay indebtedness and to cover all of the Company's expenses incurred in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance with respect to both the Units and the Class B Stock, to pay the Proceeds Escrow Agent and to pay the Company's costs of evaluating potential Business Combinations and for administrative and operating expenses. Holders of Class B Stock risk the loss of all of their investment if the Company fails to effect a Business Combination, while holders of shares of Class A Stock comprising part of the Units are protected from such loss by the Company's escrow of an amount equal to the gross proceeds from the sale of the Units in this offering.


DEPENDENCE UPON EXECUTIVE OFFICERS AND BOARD OF DIRECTORS; NO PRIOR BLIND POOL EXPERIENCE

    The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of its executive officers and the Board of Directors. Notwithstanding the significance of such persons, the Company has not entered into employment agreements or other understandings with any such personnel concerning compensation or obtained any "key man" life insurance on their respective lives. The loss of the services of such key personnel could have a material adverse effect on the Company's ability to successfully achieve its business objectives. None of the Company's key personnel are required to commit a substantial amount of their time to the affairs of the Company and, accordingly, such personnel may have conflicts of interests in allocating management time among various business activities. However, the executive officers and the other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Although the officers and directors of the Company have substantial experience in buying and selling businesses, they have no prior experience in "blind pool" or "blank check" offerings. However, David J. Mitchell, the Company's Chairman and Chief Executive Officer has been previously involved with two Specified Purpose Acquisition Companies ("SPAC"). A SPAC is a company organized for the purpose of acquiring or merging with an operating business in a specific area.

From December 1993 until June 1995, Mr. Mitchell served as a director and Secretary of Israel Tech Acquisition Corporation, a public company, which acquired the assets of, and changed its name to, Kellstrom Industries, Inc. in June 1995. From March 1995 until August 1995, Mr. Mitchell served as a director, Chief Financial Officer, Treasurer and Secretary of European Gateway Acquisition Corporation, a public company, which acquired Bogen Communication, Inc. and changed its name to Bogen Communications International, Inc. in August 1995. Mr. Mitchell continues to serve as a director of both Kellstrom Industries, Inc. and Bogen Communications International, Inc., which are both public companies, as of the date of this Prospectus. See "Management." The Company will rely upon the expertise of such persons, and the Board does not anticipate that it will hire additional personnel. However, if additional personnel are required, there can be no assurance that the Company will be able to retain such necessary additional personnel. See "Proposed Business" and "Management."

CONFLICTS OF INTEREST

    None of the Company's directors or executive officers are required to commit their full time to the affairs of the Company and it is likely that such persons will not devote a substantial amount of time to the affairs of the Company. Such personnel will have conflicts of interest in allocating management time among various business activities. As a result, the consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. However, the executive officers and other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation and consummation of a Business Combination. Prior to their involvement with the Company, none of the directors or the executive officers of the Company has been involved in any "blind pool" or "blank check" offerings. However, David J. Mitchell, the Company's Chairman and Chief Executive Officer has been previously involved with two Specified Purpose Acquisition Companies ("SPAC"). A SPAC is a company organized for the purpose of acquiring or merging with an operating business in a specified area. From December 1993 until June 1995, Mr. Mitchell served as a director and Secretary of Israel Tech Acquisition Corporation, a public company, which acquired the assets of, and changed its name to, Kellstrom Industries, Inc. in June 1995. From March 1995 until August 1995, Mr. Mitchell served as a director, Chief Financial Officer, Treasurer and Secretary of European Gateway Acquisition Corporation, a public company, which acquired Bogen Communication, Inc. and changed its name to Bogen Communications International, Inc. in August 1995. Mr. Mitchell continues to serve as a director of both Kellstrom Industries, Inc. and Bogen Communications International, Inc., which are both public companies, as of the date of this Prospectus. See "Management." In addition, the Company has entered into an oral agreement with an affiliate of Mr. Mitchell to lease office space and to be provided with secretarial and office services upon the closing of this offer at a cost of $2,500 per month to the Company. See "Certain Transactions." To avoid certain conflicts of interest, the executive officers and directors of the Company, and owners of five percent or more of the Company's Class A Stock (after giving effect to this offering, but without giving effect to the exercise, if any, of the Warrants to be issued in this offering), have agreed that they will not, until the consummation of the first Business Combination, introduce a suitable proposed merger, acquisition or consolidation candidate to another blank check company. For such purposes, suitable shall mean any business opportunity which, under Delaware law, may reasonably be required to be presented to the Company. Certain of the persons associated with the Company are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by the Company. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's directors and executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Management."

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT; POSSIBILITY THAT MANAGEMENT WILL CHANGE

    The role of the present management in the operations of a Target Business of the Company following a Business Combination cannot be stated with certainty. Although the Company intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, and there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience of current key personnel of the Company in evaluating certain types of businesses. While it is possible that certain of the Company's directors or executive officers will remain associated in some capacities with the Company following a consummation of a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business acquired by the Company. The Company may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that the Company will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that the future management of the Company will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development. See "Proposed Business" and "Management."

POSSIBLE BUSINESS COMBINATION WITH A TARGET BUSINESS OUTSIDE THE UNITED STATES

    The Company may effectuate a Business Combination with a Target Business located outside the United States. In such event, the Company may face the additional risks of language barriers, different presentations of financial information, different business practices, lack of United States jurisdiction, and other cultural differences and barriers. Furthermore, due to the Company's limited resources, it may be difficult to assess fully these additional risks. Therefore, a Business Combination with a Target Business outside the United States may increase the risk that the Company will not achieve its business objectives.

COMPETITION

    The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company. Many of these entities, including venture capital partnerships and corporations, other blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own stockholders, which may enable them to close a Business Combination more quickly than the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives. See "Proposed Business."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

    In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a consummation of a Business Combination, the Company will have the resources to compete in the industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry. See "Proposed Business."

ADDITIONAL FINANCING REQUIREMENTS

    The Company has had no revenues to date and will be entirely dependent upon the proceeds of this offering to implement its business objectives. The Company will not achieve any revenues (other than investment income) until, at the earliest, the consummation of a Business Combination unless the Class B Options are exercised. See "The Company--Class B Stock Options." Although the Company anticipates that the net proceeds of this offering will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Target Business candidates, the Company cannot ascertain with any degree of certainty the capital requirements for any particular Business Combination. In the event that the net proceeds of this offering prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or other reasons), the Company will be required to seek additional financing. There can be no assurance that such financing will be available on acceptable terms, or at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Target Business candidate, if possible. In addition, in the event of the consummation of a Business Combination, the Company may require additional financing to fund the operations or growth of the Target Business. The failure by the Company to secure additional financing could have a material adverse effect on the continued development or growth of the Target Business. The Company does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. See "Proposed Business."

POSSIBLE USE OF DEBT FINANCING; DEBT OF A TARGET BUSINESS

    There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination. However, the Company's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, all the risks inherent thereto. See "Use of Proceeds" and "Proposed Business."

REDEMPTION RIGHTS

    At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer to each of the non-affiliated public holders of Class A Stock the right, for a specified period of time of not less than 20 calendar days, to redeem his shares of Class A Stock at a price equal to the Liquidation Value of such shares as of the Record Date. The Redemption Offer will be described in the disclosure documentation relating to the proposed Business Combination. In connection with the Redemption Offer, should non-affiliated public stockholders holding 20% or less of the Class A

Stock elect to redeem their shares, the Company may, but will not be required to, proceed with the proposed Business Combination and, if the Company elects to so proceed, will redeem such shares at their Liquidation Value as of the Record Date. In any case, if non-affiliated public stockholders holding more than 20% of such Class A Stock elect to redeem their shares, the Company will not proceed with the proposed Business Combination and will not redeem any shares of Class A Stock. As a result of the foregoing, the Company's ability to consummate a particular Business Combination may be impaired. Moreover, holders of Class A Stock prior to the date of this Prospectus and holders of Class A Warrants will only be allowed to participate in a Redemption Offer if they purchase shares of Class A Stock in this offering or on the open market thereafter, but only as to any shares of Class A Stock so purchased.

REDEMPTION OF CLASS A STOCK IF NO BUSINESS COMBINATION

    If the Company does not effect a Business Combination within 18 months from the date of this Prospectus, or 24 months from the date of this Prospectus if the Extension Criteria have been satisfied, the Company will submit to the holders of Class A Stock for their consideration a proposal to distribute to the then holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, in redemption of such shares, the amounts in the interest bearing escrow account. Following such a redemption of Class A Stock, each outstanding share of Class B Stock will be exchanged for two shares of Class A Stock. The assets of the Company (other than the escrowed assets) will be used to pay the Company's liabilities and to redeem of the Company's outstanding Series A Preferred Stock at its liquidation value, $9,400. The amount per share for distribution of liquidation of the Company to the holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, and, exclusive of any income earned on the proceeds held in the escrow account, will be approximately equal to the initial public offering price per Unit in this offering ($10.00 per Unit assuming no value is attributed to the Class A Warrants included in the Units offered hereby).

    There can be no assurance that the Company will effect a Business Combination within 18 months from the date of this Prospectus, or within 24 months from the date of this Prospectus if the Extension Criteria have been satisfied. All of the Company's present stockholders, including the Company's executive officers and other directors and their affiliates, are required to vote their shares of Common Stock in accordance with the vote of the majority of all non-affiliated public stockholders of the Company with respect to any such redemption proposal. Holders of Class A Warrants, however, will only be entitled to vote on any redemption proposal, and allowed to participate in any redemption distribution, only if they purchase shares of Class A Stock in this offering or on the open market thereafter, and only as to any shares of Class A Stock so purchased. Present stockholders of the Company will not participate in any redemption distribution with respect to the shares of Class A Stock owned by them as of the date hereof.

INVESTMENT COMPANY ACT CONSIDERATIONS

    The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to consummation of a Business Combination. If the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of the Company as an investment company, the failure by the Company to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company.

DIVIDENDS UNLIKELY

    The Company does not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after consummating any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities -- Dividends."

UNCERTAINTY OF SERVICEMARKS

    The servicemarks SMA(2)RT-SM- and Specialized Merger and Acquisition Allocated Risk Transaction-SM- are owned by Bright. Bright has granted the Company a non-exclusive license to use, for the sole purpose of marketing this offering, the SMA(2)RT-SM- and Specialized Merger and Acquisition Allocated Risk Transaction-SM- servicemarks. There can be no assurance that a third party owning or using a similar servicemark or trademark will not object to, or seek to prohibit, the Company's use of the SMA(2)RT-SM- or Specialized Merger and Acquisition Allocated Risk Transaction-SM-servicemarks. The Company does not believe, however, that its business will be adversely affected if it is unable to utilize either, or both, of these servicemarks. See "Proposed Business -- Servicemark License," "Management -- Directors and Officers" and "Certain Transactions."

AUTHORIZATION OF ADDITIONAL SECURITIES

    The Company's Certificate of Incorporation authorizes the issuance of 10,250,000 shares of Common Stock, par value $.01 per share, of which 10,000,000 shares are designated Class A Stock and 250,000 shares are designated Class B Stock. Upon completion of this offering (assuming no exercise of the Underwriters' over-allotment option or any Warrants or other options, or conversion of the outstanding Series A Preferred Stock), there will be 9,094,000 authorized but unissued shares of Common Stock available for issuance. However, a total of 2,430,666.66 shares of Class A Stock are reserved for issuance, consisting of the following: 800,000 shares of Class A Stock are reserved for issuance upon the exercise of the Class A Warrants, 300,000 shares of Class A Stock are reserved for issuance upon exercise of the Units underlying the Class B Stock, 300,000 shares of Class A Stock are reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock, 120,000 shares of Class A Stock are included in the Units subject to the Underwriters' over-allotment option, 120,000 shares of Class A Stock are reserved for issuance upon the exercise of the Class A Warrants included in the Units subject to the Underwriters' over-allotment option, 45,000 shares of Class A Stock are reserved for issuance upon exercise of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, 45,000 shares of Class A Stock are reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, 266,666.6 shares of Class A Stock are reserved for issuance upon exercise of options to purchase Units granted to executive officers of the Company, 94,000 shares of Class A Stock are reserved for issuance upon conversion of the Company's outstanding Series A Preferred Stock, 80,000 shares of Class A Stock are included in the Units reserved for issuance upon exercise of Representative's Unit Purchase Warrants, 80,000 shares of Class A Stock are reserved for issuance upon the exercise of the Class A Warrants included in the Units reserved for issuance upon exercise of the Representative's Unit Purchase Warrants, 30,000 shares of Class A Stock are included in the Units reserved for issuance upon exercise of the Representative's Class B Warrants, 30,000 shares of Class A Stock reserved for issuance upon exercise of Class A Warrants comprising a part of the Units underlying the Representative's Class B Warrants,

60,000 shares of Class A Stock reserved for issuance upon exchange of the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors, and 60,000 shares of Class A Stock reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors. See "Management," "Underwriting" and "Certain Transactions." Although the Company's Board of Directors has the power to issue any or all of such shares without stockholder approval, the Company has agreed with the Representative that for a period of 18 months from the date of this Prospectus, and for up to six additional months if the Extension Criteria have been satisfied, it will not issue (other than pursuant to this offering) any shares of Common Stock or grant Common Stock purchase options or warrants without the consent of the Representative, except in connection with effecting a Business Combination. See "Underwriting." Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with or following a Business Combination. To the extent that additional shares of Common Stock are issued, the Company's stockholders would experience dilution of their respective ownership interests in the Company. Additionally, if the Company issues a substantial number of shares of Common Stock in connection with or following a Business Combination, a change in control of the Company may occur which may affect, among other things, the Company's ability to utilize net operating loss carryforwards, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may adversely affect prevailing market prices, if any, for the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Proposed Business" and "Description of Securities."

    The Company's Certificate of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock (the "Preferred Stock"), with such designations, powers, preferences, rights, qualifications, limitations and restrictions of such series as the Board of Directors, subject to the laws of the State of Delaware, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock and Class A Warrants. The Company has agreed with the Representative, however, that for a period of 18 months from the date of this Prospectus, and for up to six additional months if the Extension Criteria have been satisfied, it will not issue any additional shares of Preferred Stock without the consent of the Representative, except in connection with the consummation of a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. As of the date of this Prospectus, the Company has outstanding 94 shares of Preferred Stock, designated as Series A Preferred Stock, which shares are non-voting and convertible to 94,000 shares of Common Stock upon consummation of the first Business Combination. See "Proposed Business" and "Description of Securities -- Series A Preferred Stock."

VOTING BY PRESENT STOCKHOLDERS

    Upon consummation of this offering, the Company's directors and executive officers will collectively own 52,500 shares of Class A Stock and options to purchase 133,333.3 units, each unit being identical to the Units issued in this offering, representing approximately 15.2% of the issued and outstanding shares of Class A Stock (assuming no exercise of the Underwriters' over-allotment option, the Representative's Unit Purchase Warrants or the Representative's Class B Warrants or the conversion of the Series A Preferred Stock) and approximately 8.8% of the voting power of the issued and outstanding shares of Common Stock (subject to the foregoing assumptions). In the election of directors, stockholders are not entitled to cumulate their votes for nominees. Accordingly, as a practical matter, management may be able to elect all of the Company's directors and otherwise direct the affairs of the Company. See "Principal Stockholders," "Certain Transactions" and "Description of Securities."

OTC BULLETIN BOARD; NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE; LACK OF PUBLIC MARKET FOR SECURITIES

    Prior to this offering, there has been no public trading market for the Units, the Class A Stock, the Class A Warrants or the Class B Stock. The initial public offering prices of the Units and the Class B Stock and the respective exercise prices and terms of the Class A Warrants have been arbitrarily determined by negotiations between the Company and the Representative and bear no relationship to such established valuation criteria such as assets, book value or prospective earnings.

    NASDAQ has recently adopted a policy whereby it will not list the securities of a "blind pool" company. The Representative is seeking approval for listing of the securities on the OTC Bulletin Board. The OTC Bulletin Board is an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in the NASDAQ system. The OTC Bulletin Board has only recently been introduced as an alternative to "pink sheet" trading of over-the-counter securities. Consequently, the liquidity and stock price of the Company's securities in the secondary market may be adversely affected. There is no assurance that a regular trading market will develop for any of the Company's securities after this offering or that, if developed, any such market will be sustained. Moreover, there can be no assurance that the Company's securities will be listed on NASDAQ or any national securities exchanges following the consummation of a Business Combination. See "Underwriting."

    H.J. Meyers & Co., Inc., the Representative, intends to serve as the market maker for the Company's securities. Neither the Company nor anyone acting on the Company's behalf will take affirmative steps to request or encourage any other broker-dealers to act as market makers for the Company's securities. To date, there have not been any preliminary discussions or understandings between the Company and any potential market makers, other than H.J. Meyers & Co., Inc., regarding the participation of such market makers in the future trading market, if any, for the Company's securities.

    Moreover, no member of management of the Company or any promoter or anyone else acting at the Company's direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer making a market in the Company's securities and the Company does not intend to influence investors with regard to their decisions as to whether to hold or sell their securities of the Company.

IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION


    This offering involves an immediate and substantial dilution of $3.19 or 31.9% per share between the pro forma net tangible book value per share after the offering of $6.81 and the initial public offering price of $10.00 per share allocable to each share of Class A Stock included in the Units (assuming no value is attributed to the Class A Warrants or Class B Stock included in the Units). The existing stockholders of the Company, including its executive officers and directors, acquired their shares of Class A Stock at prices substantially lower than the initial public offering price and, accordingly, new investors will bear substantially all of the risks inherent in an investment in the Company. Similarly, if and to the extent that the net tangible book value per share of the securities of the Target Business being acquired (when divided by the number of shares of the Common Stock to be issued) is less per share than the Company's current net tangible book value per share, the Company's public stockholders will suffer further dilution, since the issuance of such shares would result in an immediate dilution of the net tangible book value per share of the then consolidated financial position of the Company and the business being acquired. As a result, in the event the Company is unsuccessful, the investors in this offering will bear a disproportionate share of the loss of their respective investment, as compared to the stockholders of the Company prior to the date of this Prospectus. See "Dilution."


NO APPRAISAL OF POTENTIAL BUSINESS COMBINATION

    The Company does not anticipate that it will obtain an independent appraisal or valuation of a Target Business. Thus, stockholders of the Company will need to rely primarily upon management to evaluate a prospective Business Combination. However, a Business Combination will not be consummated unless it is approved by a vote of two-thirds of the Common Stock voted by the stockholders (in person or by proxy). See "The Company--Stockholder Approval of Business Combinations."

POSSIBLE NEED TO SECURE NEW OFFICE SPACE

    The Company, pursuant to an oral agreement, utilizes and will utilize the offices of Mitchell & Co., Ltd. ("Mitchell & Co."), a company controlled by David J. Mitchell, a stockholder of the Company and the Company's Chairman and Chief Executive Officer, until the Company effects a Business Combination. The Company will pay Mitchell & Co. $2,500 per month for rent, office and secretarial services following completion of this offering. Management is unaware of any circumstances under which the Company's utilization of these offices, through management's own initiative, may be changed. In the event the Company, for whatever reason, is no longer able to avail itself of this arrangement, it may be forced to secure new office space and retain adequate secretarial assistance. There can be no assurance that the Company, if required, could secure such new office space and retain such secretarial assistance on favorable terms, if at all. Failure to maintain a business office could adversely affect the Company's operations. See "Proposed Business -- Facilities."

COMPLIANCE WITH PENNY STOCK RULES

    The Company's securities will not initially be considered "penny stock" as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, since the price of each security is $5 or more. If the price per security for any of the Company 's Units, Common Stock, Class A Warrants or Class B Stock were to drop below $5, that particular security of the Company may come within the definition of a "penny stock". Unless such security is otherwise excluded from the definition of "penny stock," the penny stock rules apply with respect to that particular security. One such exemption from the definition of a "penny stock" is for securities of an issuer which has assets in excess of $5 million, as represented by audited financial statements. In the present situation, the Company will have assets in excess of $5 million and expects to have audited financial statements (in addition to those included in this Prospectus) shortly after its Registration Statement is declared effective with the Securities and Exchange Commission. Once such audited financial statements have been obtained, none of the securities of the Company will be considered "penny stock," even if their price falls below $5, so long as the requirements for the other exception from the penny stock rules are met. However, until such time as the Company has obtained audited financial statements, the selling price of each security must be $5 or more in order for such security not to be classified as a "penny stock."

    The penny stock rules require a broker-dealer prior to a transaction in penny stock, not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any security of the Company becomes subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could result in reduction in the level of trading activity for that particular security of the Company and could make it more difficult for investors to sell that particular security. No assurance can be given that any security of the Company will continue not to be classified as a penny stock.

SHARES ELIGIBLE FOR FUTURE SALE

    The 106,000 shares of Class A Stock outstanding as of the date of this Prospectus are eligible for sale under Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Additionally, the 20,000 Placement Shares and the 94,000 shares of Class A Stock issuable upon conversion of the Company's outstanding Series A Preferred Stock will be registered under the Securities Act for sale at the time of a Business Combination and will be freely tradable at that time, subject, however, to the volume limitations of Rule 144 and CDIJ's agreement not to sell or otherwise transfer such shares until 60 days after the first Business Combination in the case of such 94,000 shares. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Class A Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Class A Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Class A Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of such shares of Class A Stock or the availability of such shares for sale will have on the market prices for shares of Class A Stock or Class A Warrants prevailing from time to time. Nevertheless, the sale of substantial amounts of Class A Stock in the public market would likely adversely affect prevailing market prices for the Class A Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale." The shares of Class A Stock owned immediately prior to the date hereof by all of the stockholders of the Company, including the Placement Shares, will be placed in escrow. In addition, the holders of the Placement Shares have agreed not to directly or indirectly sell, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any of the Placement Shares without the prior written consent of the Company until the earlier of 24 months from the date such shares were issued (November 15, 1995) or 60 days following the consummation of the first Business Combination. Furthermore, all of the holders of Founders' Shares have agreed not to, directly or indirectly, sell, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any of their shares of Class A Stock or options to purchase Units (and the securities issuable upon the exercise thereof) without the prior written consent of the Company until two years from the date that the Founders' Shares were issued (August 18, 1995) but in no event earlier than 120 days following the consummation of the first Business Combination, subject to any additional terms, conditions or restrictions that may be imposed in connection with the consummation of a Business Combination. The Company has agreed with the Representative that it will not grant such consent without the consent of the Representative. See "Certain Transactions," "Shares Eligible for Future Sale," "Description of Securities" and "Underwriting."

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES

    The ability to register or qualify for sale the Units, the shares of Common Stock and Class A Warrants comprising the Units and the Class B Stock for both initial sale and secondary trading will be limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of "blind pool" issuers such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blind pool" companies, would not register the securities to be offered in this offering for sale in their states. Because of these regulations, the Company has registered the securities being offered in this offering, or an exemption from registration has been obtained (or is otherwise available), only in the states of Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, New York, Rhode Island and South Carolina and in the District of Columbia (the "Primary Distribution States") and initial sales may only be made in such jurisdictions. More specifically, the Company has registered the securities by filing in Colorado, by coordination in Delaware, Illinois, Maryland, Rhode Island and South Carolina and by notification in Florida, Louisiana and New York. Exemptions from registration have been obtained (or are otherwise available) in Georgia, Hawaii and the District of Columbia. In addition, such securities will be immediately eligible for resale in the secondary market in each of the Primary Distribution States and, pursuant to an exemption provided to any nonissuer transaction except when directly or indirectly for the benefit of an affiliate of the issuer, in the Commonwealth of Pennsylvania. Such securities will be eligible for resale in the secondary market 90 days after the date hereof in the states of Maine, Missouri, New Mexico and Rhode Island and 180 days after the date hereof in the states of Alabama, Oklahoma and South Dakota, in each case pursuant to an exemption provided to a company which has securities registered pursuant to Section 12 of the Exchange Act for the time period indicated. Because of regulations enacted to prohibit the sale of securities of "blind pool" companies as well as the unavailability of exemptions provided to companies whose securities are listed on an exchange or are eligible for inclusion in recognized securities manuals such as Standard & Poor's Corporation Records, it is not anticipated that a secondary trading market for the Company's securities will develop in any of the other 31 states until subsequent to consummation of a Business Combination, if at all.

    Florida residents who purchase Class B Stock will be unable to exchange these shares to Units unless and until the Units issuable upon exchange of the Class B Stock have been registered for sale in Florida or are established to be exempt from the requirement of such registration. Florida law generally precludes the registration of securities that are not listed on a securities exchange or the NASDAQ System when the offering price of such securities is $5.00 or less per share. Because the "exchange price" of Class B Stock is nil, the "offering price" of the Units issuable upon exchange of the Class B Stock could be considered not greater than $5.00. For this reason, no permit to sell the Units issuable upon exchange of the Class B Stock in Florida has been obtained. There can be no assurance that the Units issuable upon exchange of the Class B Stock will ever be registered in Florida or established to be exempt from the requirement of such registration.

                                USE OF PROCEEDS

    The net proceeds to the Company, after deducting underwriting discounts and estimated expenses (including the Representative's non-accountable expense allowance) are estimated to be $8,390,000 ($9,872,750 if the Underwriters' over-allotment option is exercised in full). The net proceeds to the Company, after deducting only underwriting discounts, from the sale of the Class B Stock to the public are estimated to be $1,350,000. Approximately 84% of the gross proceeds of this offering (representing an amount equal to $8,000,000 gross proceeds from the sale of the Units) will be held in an escrow account maintained by the Proceeds Escrow Agent, until the earlier of written notification by the Company to the Proceeds Escrow Agent (i) of the Company's completion of a transaction or series of transactions in which at least 50% of the gross proceeds from this offering is committed to a specific line of business as a result of a Business Combination (including any redemption payments), or (ii) to distribute the escrowed funds, in connection with a liquidation of the Company, to the then holders of the Class A Stock purchased as part of the Units sold in this offering or in the open market thereafter. All proceeds held in the escrow account will be invested, until released, in short-term United States government securities, including treasury bills, cash and equivalents.

    The Company will use the net proceeds of this offering, together with the income earned thereon, principally in connection with effecting a Business Combination, including selecting and evaluating potential Target Businesses and structuring and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company). The Company will not effect a Business Combination with a Target Business unless the Fair Market Value of such business is greater than 80% of the net assets of the Company at the time of such consummation of a Business Combination. The Company has no present intention of either loaning any of the proceeds of this offering to any Target Business or purchasing a minority interest in any Target Business. Management is unaware of any circumstances under which this policy, through management's own initiative, may be changed. The Company does not have discretionary access to the monies in the escrow account, including income earned on such amounts, and stockholders of the Company will not receive any distribution of income (other than in connection with the liquidation of the Company) or have any ability to direct the use or distribution of such income. Thus, such income will cause the amount in escrow to increase. The Company cannot use the escrowed amounts to pay the costs of evaluating potential Business Combinations. The Company will use the proceeds from the sale of the Class B Stock (i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, to Bright pursuant to a license agreement executed by Bright and the Company, (iii) to cover all the expenses incurred by the Company in this offering, including the Underwriters' discounts and the Representative's non-accountable expense allowance, and (iv) to pay the costs of evaluating potential Business Combinations, including investment banking fees, the fees of the Proceeds Escrow Agent and the costs of business, legal and accounting due diligence on prospective Target Businesses. See "Proposed Business -- Servicemark License." Such funds also will be used for the general and administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations to the Commission. The Company does not anticipate such fees and administrative expenses will exceed $100,000 per year. The Company's anticipated uses of the net proceeds from the sale of the Class B Stock and from the sale to two directors of the Company (assuming no exercise of the Underwriters' over-allotment option) are quantified as follows:


                                                                                  PERCENTAGE OF
                                                                                  CLASS B STOCK
USE OF CLASS B STOCK PROCEEDS                                        AMOUNT         PROCEEDS
----------------------------------------------------------------  -------------  ---------------
Escrow Account (1)..............................................  $     480,000          35.6%
Non-accountable Expense Allowance (2)...........................        285,000          21.1
Repayment of Indebtedness.......................................        100,000           7.4
License Fee.....................................................         90,000           6.7
Expenses of Offering............................................        195,000          14.4
Evaluation of Potential Business Combinations...................        200,000          14.8
                                                                  -------------         -----
                                                                  $   1,350,000         100.0%
                                                                  -------------         -----
                                                                  -------------         -----



                                                                                  PERCENTAGE OF
USE OF UNIT PROCEEDS                                                 AMOUNT       UNIT PROCEEDS
----------------------------------------------------------------  -------------  ---------------
Escrow..........................................................  $   8,000,000          100%


------------------------
(1) Represents the amount of the proceeds from the sale of the Class B Stock to be added to the Escrow Account to be maintained by the Proceeds Escrow Agent, which amount equals the Underwriters' discount with respect to the sale of the Units (assuming no exercise of the Underwriters' over-allotment option). See "The Company -- Escrow of Offering Proceeds."

(2) Represents the non-accountable expense allowance payable to the Underwriters in an amount equal to 3% of the gross proceeds from the sale of Units and Class B Stock (assuming no exercise of the Underwriters' over-allotment option). See "Underwriting."

    The Company may seek to issue additional securities if it requires additional funds to meet its operating and administrative expenses. The Company has agreed with the Representative that for a period of 18 months from the date of this Prospectus and for up to six additional months if the Extension Criteria have been satisfied, it will not issue (other than pursuant to this offering) any securities or grant options or warrants to purchase any securities of the Company without the consent of the Representative.

    The Company anticipates that it will use a portion of the net proceeds of the offering to repay indebtedness to several lenders evidenced by a series of notes (the "Investor Notes"). The amount of this indebtedness is $100,000 plus interest computed at the rate of 8% per year from November 15, 1995. The proceeds of the borrowings under the Investor Notes were used to finance this offering, including legal, accounting, printing and other costs. The Investor Notes bear interest at 8% per year and both interest and principal are payable in full upon the closing of this offering or May 15, 1998, whichever is earlier.

    Following receipt of the net proceeds from the sale of the Class B Stock in this offering, the Company believes it will have sufficient available funds, assuming that a Business Combination is not consummated, to operate for at least the next 24 months. To the extent that Common Stock is used as consideration to effect a Business Combination, the net proceeds of this offering not theretofore expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No cash compensation will be paid to any officer or director until after the consummation of the first Business Combination. However, the Company will pay rent for office space and a fee for secretarial services to Mitchell & Co., Ltd., an affiliate of the Company's Chairman and Chief Executive Officer of $2,500 per month commencing upon the closing of this offering. See "Proposed Business -- Facilities." Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination. No portion of the gross proceeds from this offering will be paid to the Company's officers, directors, their affiliates or associates for expenses of this offering. Management is not aware of any circumstances under which the aforementioned policy may be changed.

    The net proceeds from the sale of Class B Stock in this offering, not immediately required for the purposes set forth above, will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments, provided, however, that the Company will attempt not to invest such net proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act. The Company believes that, in the event a Business Combination is not effected in the time allowed and to the extent that a significant portion of the net proceeds from the sale of the Class B Stock in this offering is not used in evaluating various prospective Target Businesses, the interest income derived from investment of the net proceeds from the sale of the Class B Stock during such period may be sufficient to defray continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations (including associated professional fees). To the extent that a Business Combination is not effected in the time allowed and the Company's stockholders determine not to liquidate the Company, the Company believes that such interest income, together with a small portion of the net proceeds from the sale of the Class B Stock in this offering, may be sufficient to defray continuing expenses for a period of several additional years until the Company consummates a Business Combination. If such remaining proceeds are insufficient to maintain the operations of the Company, management will attempt to secure additional financing or will again recommend the liquidation of the Company to the stockholders. Since all of the present holders of the Company's Class A Stock have agreed to waive their respective rights to participate in a liquidation distribution occurring prior to the first Business Combination, all of the assets of the Company, including any interest and income earned on the proceeds of this offering, which may be distributed upon such liquidation would be distributed to the owners of the Class A Stock other than the present stockholders and to the holders of the Company's Series A Preferred Stock.

    The Company will not pay ten percent (10%) or more in the aggregate of the net proceeds of this offering (through repayment of indebtedness or otherwise) to NASD members, affiliates, associated persons or related persons.

                                    DILUTION

    The difference between the public offering price per share of Class A Stock (assuming no value is attributed to the Class A Warrants included in the Units) and the pro forma net tangible book value per share of Class A Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of Class A Stock is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Class A Stock. Because the proceeds from the sale of the Class A Stock will be in escrow until the time of a Business Combination and the Class B Stock will be exchanged for Class A Stock within 90 days following a Business Combination the number of outstanding shares of Class A Stock includes the number of shares of Class A Stock (300,000) issuable upon exchange of the Class B Stock.

    At March 31, 1997, net tangible book value of the Company was $(159,123) or $(1.50) per share of Class A Stock. After giving effect to the sale of 800,000 shares of Class A Stock included in the Units offered hereby (and assuming no value is attributed to the Class A Warrants included in such Units) and 150,000 shares of Class B Stock offered hereby and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company at March 31, 1997, would be $8,216,363 or $6.81 per share, representing an immediate increase in net tangible book value of $8.31 per share to existing holders of Class A Stock and an immediate dilution of $3.19 per share to investors purchasing Units in this offering ("New Investors"). The following table illustrates the foregoing information with respect to dilution to New Investors on a per share basis (assuming no value is attributed to the Warrants included in the Units):

Public offering price per share of Class A Stock (1)(2)....................             $   10.00
                                                                                        ---------
Net tangible book value per share of Class A Stock before this offering....  $   (1.50)
Increase attributable to this offering.....................................  $    8.31
                                                                             ---------
Pro forma net tangible book value per share of Class A Stock after this
 offering (3)..............................................................                  6.81
                                                                                        ---------
Dilution to New Investors..................................................             $    3.19
                                                                                        ---------
                                                                                        ---------

    The following table sets forth, with respect to existing stockholders and investors in this offering, a comparison of the number shares of Class A Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                                                                      AVERAGE
                                                     SHARES PURCHASED (1)     TOTAL CONSIDERATION (1)
                                                   ------------------------  --------------------------     PRICE
                                                     AMOUNT     PERCENTAGE      AMOUNT      PERCENTAGE    PER SHARE
                                                   -----------  -----------  -------------  -----------  -----------
Existing Class A Stockholders....................      106,000         8.8%  $      53,600         0.6%   $     .51
New Investors....................................    1,100,000        91.2       9,500,000(2)       99.4  $   10.00
                                                   -----------       -----   -------------       -----   -----------
                                                     1,206,000       100.0%  $   9,553,600       100.0%
                                                   -----------       -----   -------------       -----
                                                   -----------       -----   -------------       -----

------------------------

(1) If the Underwriters' over-allotment option is exercised in full, the investors in this offering will have paid $9,200,000 for 920,000 shares of Class A Stock, representing 99.8% of the total consideration for approximately 89.7% of the total number of shares of Class A Stock then outstanding (excluding any exchange of shares of Class B Stock for this purpose). The foregoing tables also assume no exercise of the Representative's Unit Purchase Warrants, the Representative's Class B Warrants, warrants owned by the Company's directors and executive officers or the Warrants, or conversion of the Series A Preferred Stock. See "Underwriting" and "Description of Capital Stock -- Series A Preferred Stock."

(2) Assumes that no value is attributable to the Class A Warrants.

(3) Pro forma net tangible book value after this offering assumes the initial application of estimated net proceeds to the Company (after payment of all offering expenses, including the Representatives' non-accountable expense allowance of $285,000). See "Use of Proceeds."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of March 31, 1997, and as adjusted to give effect to the sale of the Units and the Class B Stock being offered hereby:

                                                                              HISTORICAL  AS ADJUSTED(1)
                                                                              ----------  --------------
Note Payable................................................................  $   86,758        --
                                                                              ----------  --------------
Class A Common Stock, subject to possible redemption, 160,000 shares at
 redemption value (3).......................................................  $   --       $  1,600,000
Preferred Stock, $.01 par value, 100 shares authorized, None outstanding, 94 shares subscribed for; 1,000,000 shares authorized, 94 shares issued and
 outstanding as adjusted....................................................           1              1
Subscription Receivable.....................................................      (9,400)       --
Class A Common Stock, $.01 par value, 200,000 shares authorized, 106,000 shares issued and outstanding; 10,000,000 shares authorized, 906,000 shares
 issued and outstanding, as adjusted (2)....................................       1,060          9,060
Class B Common Stock, $.01 par value, none authorized; 250,000 authorized,
 180,000 shares issued and outstanding, as adjusted (2).....................      --              1,500
Additional paid in capital..................................................      61,939      6,664,647
Deficit accumulated during the development stage............................     (34,931)       (58,845)
                                                                              ----------  --------------
  Total capitalization......................................................  $  105,427   $  8,216,363
                                                                              ----------  --------------
                                                                              ----------  --------------

--------------------------
(1) Adjusted to give effect to the sale of 800,000 Units and the 150,000 shares of Class B Stock offered hereby at the public offering price of $10.00 per Unit and $10.00 per share of Class B Stock, respectively, and the receipt by the Company of the estimated net proceeds (after the payment of all offering expenses, including the Representative's non-accountable expense allowance) of $8,390,000. See "Use of Proceeds."

(2) Excludes a total of 2,430,666.6 shares of Class A Stock, consisting of: (i) 800,000 shares of Class A Stock reserved for issuance upon the exercise of the Class A Warrants, (ii) 300,000 shares of Class A Stock reserved for issuance upon exchange of the Class B Stock, (iii) 300,000 shares of Class A Stock reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock, (iv) 120,000 shares of Class A Stock included in the Units subject to the Underwriters' over-allotment option, (v) 120,000 shares of Class A Stock reserved for issuance upon the exercise of the Class A Warrants included in the Units subject to the Underwriters' over-allotment option, (vi) 45,000 shares of Class A Stock reserved for issuance upon exercise of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, (vii) 45,000 shares of Class A Common Stock reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock subject to the Underwriters' over-allotment option, (viii) 266,666.6 shares of Class A Stock reserved for issuance upon exercise of options for Units granted to executive officers of the Company, (ix) 94,000 shares of Class A Stock reserved for issuance upon conversion of the Company's outstanding Series A Preferred Stock, which shares of Class A Stock will be offered for sale by this Prospectus at the time of a Business Combination,
    (x) 80,000 shares of Class A Stock included in the Units reserved for issuance upon exercise of the Representative's Unit Purchase Warrants, (xi) 80,000 shares of Class A Stock reserved for issuance upon the exercise of the Class A Warrants included in the Units reserved for issuance upon exercise of the Representative's Unit Purchase Warrants, (xii) 30,000 shares of Class A Stock included in the Units reserved for issuance upon exercise of the Representative's Class B Warrants, (xiii) 30,000 shares of Class A Stock reserved for issuance upon exercise of Class A Warrants comprising a part of the Units underlying the Representative's Class B Warrants, (xiv) 60,000 shares of Class A Stock reserved for issuance upon exchange of the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors, and (xv) 60,000 shares of Class A Stock reserved for issuance upon exercise of the Class A Warrants comprising a part of the Units underlying the Class B Stock reserved for issuance upon the exercise of options granted to two of the Company's directors. See "Underwriting" and "Certain Transactions."

(3) In the event the Company consummates a Business Combination, the redemption rights afforded to the non-affiliated public stockholders may result in the conversion into cash of up to 20% of the aggregate number of shares of Class A Stock held by the non-affiliated public stockholders at a per share redemption price equal to (A) the greater of (i) the Company's net worth or
    (ii) the amount of proceeds of the Company in the escrow account (including interest earned thereon) divided by (B) the number of shares of Class A Stock held by non-affiliated public stockholders.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The Company is currently in the development stage and is in the process of raising capital. All activity of the Company to date has been related to its formation and proposed financing. The Company's ability to commence operations is contingent upon obtaining adequate financial resources through this offering. All of the Company's costs to date have been paid out of available cash. The Company will use the net proceeds of this offering, together with the income and interest earned thereon, in connection with effecting a Business Combination, including selecting and evaluating potential Target Businesses and structuring and consummating a Business Combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company). The Company does not have discretionary access to the income on the monies in the escrow account and stockholders of the Company will not receive any distribution of the income (except in connection with a redemption of Class A Stock by the Company) or have any ability to direct the use or distribution of such income. Thus, such income will cause the amount in escrow to increase. The Company cannot use the escrowed amounts to pay the costs of evaluating potential Business Combinations and will use the proceeds from the sale of the Class B Stock (i) to repay indebtedness, (ii) to pay the balance of a $100,000 license fee, or $90,000, to Bright pursuant to a license agreement executed by Bright and the Company, (iii) to cover all the expenses incurred by the Company in this offering, including the Underwriters' discounts, the Representatives' non-accountable expense allowance with respect to both the Units and the Class B Stock, and the Proceeds Escrow Agent, and (iv) to pay the costs of evaluating potential Business Combinations, including investment banking fees and the costs of business, legal and accounting due diligence on prospective Target Businesses. In addition, such funds will be used for the general and administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations to the Commission. The Company does not anticipate such fees and administrative expenses will exceed $40,000 per year. Following receipt of the net proceeds from the sale of the Class B Stock in this offering, the Company will have sufficient available funds, assuming that a Business Combination is not consummated, to operate for at least the next 24 months. To the extent that Common Stock is used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not theretofore expended will be used to finance the operations of the Target Business. See "Use of Proceeds." No cash compensation will be paid to any officer or director until after the consummation of the first Business Combination. Since the role of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination.

    The net proceeds from the sale of the Class B Stock in this offering not immediately required for the purposes set forth above will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments, provided, however, that the Company will attempt not to invest such net proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act. The Company believes that, in the event a Business Combination is not effected in the time allowed and to the extent that a significant portion of the net proceeds of this offering is not used in evaluating various prospective Target Businesses, the interest income derived from investment of such net proceeds during such period may be sufficient to defray continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations (including associated professional fees).

    In the event that the Company does not effect a Business Combination within 18 months from the date of this Prospectus, or 24 months from the date of this Prospectus if the Extension Criteria have been satisfied, the Company will submit to the holders of Class A Stock for their consideration a proposal to distribute to the then holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, the amount held in the escrow account. The assets of the Company (other than the escrowed assets) will be used to pay the Company's liabilities and also to pay a liquidation distribution of $9,400 to the holders of the Company's Series A Preferred Stock. To the extent that a Business Combination is not effected in the time allowed and the Company's stockholders determine not to permit the Company to redeem the Class A Stock, the Company believes that income from the escrow account, together with a small portion of the net proceeds from the sale of the Class B Stock in this offering, may be sufficient to defray continuing expenses for a short period of time until the Company consummates a Business Combination. However, because the Company cannot estimate the amount of the proceeds from the sale of the Class B Stock that will be used to pursue a potential Business Combination, it cannot estimate what amount of funds, if any, might be available to defray expenses or for how long, if at all, such funds might be sufficient for that purpose. Since all of the present holders of the Company's Class A Stock have agreed to waive their respective rights to participate in a redemption distribution occurring prior to the first Business Combination, all of the assets of the Company, including any income and interest earned on the proceeds of this offering, which may be distributed upon such redemption would be distributed to the owners of the Class A Stock issued as part of the Units in this offering or in the open market thereafter, after payment of a redemption distribution of $9,400 to the holders of the Series A Preferred Stock.

                               PROPOSED BUSINESS

INTRODUCTION

    The Company, a development stage entity, was formed in August 1995 to serve as a vehicle for the acquisition of, or the merger or consolidation with, a Target Business. The Company intends to utilize the proceeds of this offering, equity securities, debt securities, bank borrowings or a combination thereof in effecting a Business Combination with a Target Business which the Company believes has significant growth potential. The Company's efforts in identifying a prospective Target Business are expected to emphasize businesses primarily located in the United States; however, the Company reserves the right to acquire a Target Business located primarily elsewhere. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, as a result of its limited resources the Company will, in all likelihood, have the ability to effect only a single Business Combination. The Company may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth.

"BLIND POOL" OFFERING

    BACKGROUND. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blind pool" or "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors who invest in the Company will do so without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. Consummation of a Business Combination may involve the acquisition of, or merger or consolidation with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be the adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.

    UNSPECIFIED INDUSTRY AND TARGET BUSINESS. The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer-related products and services (including amusement and/or recreational services), personal care services, voice and data information processing and transmission and related technology development or (ii) is engaged in wholesale or retail distribution. The Company will not acquire a Target Business unless the Fair Market Value Test is satisfied. If the Company determines that the financial statements of a proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria. None of the Company's directors or its executive officer has had any preliminary contact or discussions with any representative of any Target Business regarding consummation of a Business Combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of a particular industry or the Target Business. In connection with stockholder approval of a Business Combination, the Company intends to provide stockholders with complete disclosure documentation, including audited financial statements, concerning a Target Business. Accordingly, any Target Business that is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all risks.

    PROBABLE LACK OF BUSINESS DIVERSIFICATION. As a result of the limited resources of the Company, the Company, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several Business Combinations or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which the Company may operate subsequent to consummation of a Business Combination. The prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by the Company, there can be no assurance that the Target Business will prove to be commercially viable. The Company has no present intention of either loaning any of the proceeds of this offering to any Target Business or of purchasing or acquiring a minority interest in any Target Business.


    NO INDEPENDENT APPRAISAL OF POTENTIAL ACQUISITION CANDIDATES. The Company does not anticipate that it will obtain an independent appraisal or valuation of a Target Business. Thus, stockholders of the Company will need to rely primarily upon management to evaluate a prospective Business Combination. However, a Business Combination will not be consummated unless it is approved by a vote of two-thirds of the Common Stock voted by the stockholders (in person or by proxy). See "The Company--Stockholder Approval of Business Combinations."


    OPPORTUNITY FOR STOCKHOLDER EVALUATION OR APPROVAL OF BUSINESS
COMBINATIONS. The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Target Business until after the Company has entered into a definitive agreement to effectuate a Business Combination. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business and the terms of any Business Combination.

    Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Common Stock) to stockholders disapproving of the proposed Business Combination. Under current Delaware law, only a merger or consolidation may give rise to a stockholder vote and to dissenters' rights. Nevertheless, the Company will afford holders of Common Stock the right to approve the consummation of any Business Combination, whether or not such approval would be required under applicable Delaware law. In connection with such approval, the Company intends to provide stockholders with complete disclosure documentation, including audited financial statements, concerning a Target Business. The Company's present stockholders have agreed in the escrow agreement to which their stock is subject to vote their respective shares of Common Stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders of the Company with respect to the consummation of any Business Combination. Pursuant to the Company's certificate of incorporation, a Business Combination will not be consummated unless approved by a vote of two-thirds of the shares of Common Stock voted by non-affiliated public stockholders (in person or by proxy) with each share of Class B Stock entitled to two votes. In addition, the Delaware General Corporation Law requires approval of certain mergers and consolidations by a majority of the outstanding stock entitled to vote.

    Even if investors are afforded the right to approve a Business Combination under the Delaware General Corporation Law, no dissenters' rights to receive fair payment will be available for stockholders if the Company is to be the surviving corporation unless the Certificate of Incorporation of the Company is amended and as a result thereof: (i) alters or abolishes any preferential right of such stock; (ii) creates, alters or abolishes any provision or right in respect of the redemption of such shares or any sinking fund for the redemption or purchase of such shares; (iii) alters or abolishes any preemptive right of such holder to acquire shares or other securities; or (iv) excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

    LIMITED ABILITY TO EVALUATE MANAGEMENT OF A TARGET BUSINESS. The role of the present management of the Company, following a Business Combination, cannot be stated with any certainty. Although the Company intends to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination with such Target Business, there can be no assurance that the Company's assessment of such management will prove to be correct. While it is possible that certain of the Company's directors or its executive officers will remain associated in some capacities with the Company following consummation of a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the particular Target Business. The Company also may seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that the Company will have the ability to recruit additional personnel or that such additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that the future management of the Company will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development.

    SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS
COMBINATION. Management of the Company will have substantial flexibility in identifying and selecting a prospective Target Business within the specified businesses. However, the Company's flexibility is limited to the extent that it must satisfy the Fair Market Value Test. If the Company determines that the financial statements of a proposed Target Business do not clearly indicate that the Fair Market Value Test has been satisfied, the Company will obtain an opinion from an investment banking firm that is a member of the NASD with respect to the satisfaction of such criteria. As a result, investors in this offering will be almost entirely dependent on the judgment of management in connection with the selection of a Target Business. In evaluating a prospective Target Business, management will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business; (iii) growth potential of the Target Business; (iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; (x) the financial statements of the Target Business; and (xi) the regulatory environment in which the Target Business operates. The Company will retain an independent investment banking firm which is a member in good standing of the NASD to assist the Company in identifying, evaluating, structuring and negotiating potential Business Combinations.

    The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with the Company's business objectives. In connection with its evaluation of a prospective Target Business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to the Company.

    The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. The Company's current executive officers and directors intend to devote only a small portion of their time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. However, each officer and director of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination or for the resulting entity to utilize.

    The Company anticipates that various prospective Target Businesses will be brought to its attention from various non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community and affiliated sources, including, possibly, the Company's executive officer, directors and their affiliates. While the Company has not yet ascertained how, if at all, it will advertise and promote itself, it may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. While the Company does not presently anticipate engaging the services of professional firms that specialize in finding business acquisitions on any formal basis (other than the independent investment banker), the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. In no event, however, will the Company pay a finder's fee or commission to officers or directors of the Company or any entity with which they are affiliated for such service. Moreover, in no event shall the Company issue any of its securities to any officer, director or promoter of the Company, or any of their respective affiliates or associates, in connection with activities designed to locate a Target Business. See "Management -- Conflicts of Interest." In addition, the

Company has agreed with the Representative that any finder's fee in connection with the Company's first Business Combination will require approval by the Company's Board of Directors. The Representative may act as finder in connection with a Business Combination and receive compensation for such service, the amount and form of which will be subject to negotiation at the time of introduction of the Target Business to the Company. See "Underwriting."

    As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure a Business Combination so as to achieve the most favorable tax treatment to the Company, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to the Company's tax treatment of a particular consummated Business Combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

    The Company may utilize cash derived from the net proceeds of this offering, equity securities, debt securities or bank borrowings or a combination thereof as consideration in effecting a Business Combination. Although the Company's Board of Directors will have the power to issue any or all of the authorized but unissued shares of Common Stock following the consummation of this offering, the Company has agreed with the Representative that, for a period of 18 months from the date of this Prospectus, and for up to six additional months if the Extension Criteria have been satisfied, it will not issue (other than pursuant to this offering) any securities or grant options or warrants to purchase any securities of the Company without the consent of the Representative, except in connection with effecting a Business Combination. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock or options or warrants, other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with the consummation of a Business Combination. To the extent that such additional shares are issued, dilution to the interests of the Company's stockholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with the consummation of a Business Combination, a change in control of the Company may occur which may affect, among other things, the Company's ability to utilize net operating loss carryforwards, if any.

    There currently are no limitations on the Company's ability to borrow funds to effect a Business Combination. However, the Company's limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, potential lenders' evaluation of the Company's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. The Company does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

COMPETITION

    The Company expects to encounter intense competition from other entities having business objectives similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own stockholders, which may enable them to close a Business Combination more quickly than the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to satisfy its stated business objectives.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

    In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly large number of competitors including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Target Business is in a high-growth industry.

REDEMPTION OF CLASS A STOCK

    In the event that the Company does not effect a Business Combination within 18 months from the date of this Prospectus, or 24 months from the date of this Prospectus if the Extension Criteria have been satisfied, the Company will submit to the holders of Class A Stock for their consideration a proposal to distribute to the then holders of Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, in redemption of such shares the amounts in the interest bearing escrow account. Following such a redemption of Class A Stock, each outstanding share of Class B Stock will be exchanged for two shares of Class A Stock. The assets of the Company (other than the escrowed assets) will be used to pay the Company's liabilities and to pay a liquidation distribution of $9,400 to the Holders of the Series A Preferred Stock. The amount per share for distribution, to the holders of the Class A Stock acquired as part of the Units sold in this offering or in the open market thereafter, and exclusive of any income earned from the escrow account, will be approximately equal to the initial public offering price per Unit in this offering ($10.00 per Unit assuming no value is attributed to the Class A Warrants included in the Units offered hereby). There can be no assurance that the Company will effect a Business Combination within such period. All of the Company's present stockholders including the Company's executive officers and other directors and their affiliates are required to vote their shares of Class A Stock in accordance with the vote of the majority of all non-affiliated public stockholders of the Company with respect to any redemption proposal. Holders of Class A Warrants, however, will only be entitled to vote on any redemption proposal, and allowed to participate in any redemption distribution, if they purchase shares of Class A Stock in this offering or on the open market thereafter, but only as to any shares of Class A Stock so purchased. Present stockholders including officers, directors and their affiliates will not participate in any redemption distribution with respect to the shares of Class A Stock owned by them as of the date hereof.

CERTAIN SECURITIES LAWS CONSIDERATIONS

    The Company has filed an application with the Commission to register the Units, the Class A Stock, the Class A Warrants and the Class B Stock under the provisions of Section 12(g) of the Exchange Act, and it will use its best efforts to continue to maintain such registration until there has been a consummation of a Business Combination or a liquidation of the Company. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act, including the requirement that it submit to the Commission, prior to its dissemination, any proxy material to be furnished to stockholders in connection with a proposed Business Combination.

    Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, the Company will only be able to effect a Business Combination with a prospective Target Business that has available audited financial statements or has financial statements which can be audited.

FACILITIES

    The Company, pursuant to an oral agreement, utilizes and will utilize the offices of Mitchell & Co., a corporation controlled by David J. Mitchell, a stockholder of the Company and the Company's Chairman and Chief Executive Officer, until the acquisition of a Target Business. Following completion of this offering, the Company will pay Mitchell & Co., $2,500 per month for rent, office and secretarial services. Management is unaware of any circumstances under which the Company's utilization of these offices, through management's own initiative, may be changed.

SERVICEMARK LICENSE

    The servicemarks SMA(2)RT-SM- and Specialized Merger and Acquisition Allocated Risk Transaction-SM- are owned by Bright. Bright has granted the Company a non-exclusive license to use, for the sole purpose of marketing this offering, the SMA(2)RT-SM- and Specialized Merger and Acquisition Allocated Risk Transaction-SM- servicemarks in consideration of a royalty equal to $100,000, of which $10,000 has been paid and the balance of $90,000 is payable upon the closing of this offering. There can be no assurance that a third party owning or using a similar servicemark or trademark will not object to, or seek to prohibit, the Company's use of the SMA(2)RT-SM- or Specialized Merger and Acquisition Allocated Risk Transaction-SM- servicemarks. See "Certain Transactions."

EMPLOYEES

    As of the date of this Prospectus, the Company has no full time employees.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The current directors and officers of the Company are as follows:

          NAME                AGE                                     POSITION
------------------------      ---      -----------------------------------------------------------------------
David J. Mitchell                 35   Chairman of the Board, Chief Executive Officer, Director
C. Thomas McMillen                44   Secretary, Treasurer, Director
A. J. Nassar                      40   Director

    DAVID J. MITCHELL has been President of Mitchell & Co., Ltd., a New York-based merchant banking company founded by him, since January 1991. He has been Chairman of the Board, Chief Executive Officer and a director of the Company since October 1996. Mr. Mitchell has also been a partner of Petherton Capital Corporation, a privately owned real estate investment company, since March 1992. Prior to 1991, Mr. Mitchell was employed in various positions at several investment banking firms. Mr. Mitchell is a director of Holmes Protection Group, a NASDAQ-listed company, Kellstrom Industries, Inc., a NASDAQ-listed company, and Bogen Communications International, Inc., an American Stock Exchange Company, as well as several private companies. Mr. Mitchell also serves as a director and/or officer of various not-for-profit universities and foundations.

    C. THOMAS MCMILLEN has been Chairman and Chief Executive Officer of Complete Wellness Centers, Inc., a physician practice management company founded by him, since November 1994. He has been a director, Treasurer and Secretary of the Company since October 1996. Mr. McMillen has been president of McMillen & Company, Inc., a health care consulting firm, since January 1993. He served as Chief Administrative Officer of CliniCorp, Inc. from November 1993 to March 1994 where he was responsible for a turnaround effort that resulted in CliniCorp's first profit for the quarter ended November 1994. Until December 1994, Mr. McMillen was a director of Clinicorp, which filed for bankruptcy in June 1996. Mr. McMillen serves on the Board of Directors of Commodore Applied Technologies, Inc., Kellstrom, Inc., CHG, Inc. and UC Television Network Corp.

    Mr. McMillen served three consecutive terms in the United States House of Representatives from 1987 to 1993, representing the Fourth Congressional District of Maryland. Prior to serving in Congress, Mr. McMillen played for eleven seasons in the National Basketball Association for the New York Knicks, the Atlanta Hawks and the Washington Bullets. Mr. McMillen was awarded a Rhodes Scholarship and was a member of the United States Olympic Basketball Team in 1972. He currently serves as Co-chair of the President's Council on Physical Fitness and Sports.

    A.J. NASSAR has served as President, Chief Executive Officer, Treasurer and a Director of The Maxim Group, Inc. since December 1990. From 1986 to 1990, Mr. Nassar served as Vice President and Chief Operating Officer of Kenny Carpet and Linoleum, Inc., a multistore retail carpet chain in western New York. He was previously employed by Trend Carpet Mills and Queen Carpet Mills, both of which are carpet manufacturers, where he was responsible for cultivating new markets in the northeastern United States. In addition, Mr. Nassar has served as a managing partner of K.K.N. Investment, a privately held real estate development and holding company.

    All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than the reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company has not entered into employment agreements or other understandings with its directors or executive officers concerning compensation. No cash compensation will be paid to any officer or director until after the consummation of the first Business Combination. Since the role of present management after the consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after the consummation of a Business Combination.

    No family relationships exist among any of the named directors or the Company's officers. No arrangement or understanding exists between any such director or officer and any other person pursuant to which any director or officer was elected as a director or officer of the Company.

    There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the officers or directors of the Company are acting on behalf of, or will act at the direction of, any other person.

    The holder of the Company's outstanding Series A Preferred Stock is CDIJ, an indirect affiliate of Bright, a private company which owns and has licensed to the Company, for the purpose of marketing this offering, the servicemarks SMA(2)RT-SM- and Specialized Merger and Acquisition Allocated Risk Transaction-SM-.

    Other than as set forth in this Prospectus, no other relationships exist between and among management stockholders and non-management stockholders. Moreover, there are no arrangements, agreements or understandings between non-management stockholders and management under which non-management stockholders may directly or indirectly participate in or influence the management of the Company's affairs. The Company has no knowledge of whether or not non-management stockholders will exercise their voting right to continue to elect the current directors to the Company's board. See "Conflict of Interest."

    Each of the Company's officers and directors has agreed with the Company and the Representatives that he will not, at any time, purchase any of the Class B Warrants being sold in this offering. In addition, management stockholders have agreed among themselves that they may not actively negotiate or otherwise consent to the sale or purchase of any portion of their Common Stock or warrants as a condition to or in connection with a proposed merger or acquisition transaction. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed. Moreover, none of the proceeds from this offering may be used, directly or indirectly, to purchase any of management's shares of Common Stock or warrants.

OPTIONS TO PURCHASE UNITS

    The Company has granted options to purchase 50,000 Units to each of David J. Mitchell and C. Thomas McMillen in consideration for their service as directors and officers of the Company and for 33,333.3 Units to Manhattan Associates LLC, a special founder of the Company. The Units are identical to those to be sold pursuant to this offering and each consists of one share of Class A Stock and one Class A Warrant to purchase one share of Class A Stock at a price of $9.00 per share. The options are exercisable for a period of three years from the date of a Business Combination at an exercise price of $12.50 per Unit. The options are non-qualified options subject to the rules contained in Section 83 of the Internal Revenue Code. The options are fully vested; however, the options will be cancelled as to any holder who is no longer a director or executive officer prior to the first Business Combination. The shares issuable upon exercise of the options and underlying warrants may not be sold or otherwise transferred until 120 days after the first Business Combination.

CLASS B STOCK OPTIONS

    Mr. David Mitchell and Mr. Thomas McMillen, directors of the Company, have each received options to purchase up to 15,000 shares, or up to 30,000 in the aggregate, of the Company's Class B Stock at an exercise price of $10.00 per share, or an aggregate exercise price of up to $300,000. The options will expire, if not sooner exercised, upon consummation of a Business Combination. The Company has agreed to use its best efforts to register the shares of Class A Stock underlying the options as soon as practicable after their issuance.

CONFLICTS OF INTEREST

    None of the Company's directors or officers is required to commit his full time to the affairs of the Company and it is likely that such persons will not devote a substantial amount of time to the affairs of the Company. Such personnel will have conflicts of interest in allocating management time among various business activities. As a result, the consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. Moreover, Mr. Nassar is the sole independent director of the Company, and there are currently no committees of the Board of Directors. However, each officer and director of the Company will devote such time as he deems reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Prior to their involvement with the Company, none of the directors or officers of the Company has been involved in any "blind pool" or "blank check" offerings. To avoid certain conflicts of interest, the officers and directors of the Company and owners of five percent or more of the Company's Common Stock (after giving effect to this offering and to the exercise of warrants owned by the Company's directors and executive officers but without giving effect to the exercise, if any, of the Representative's Unit Purchase Warrants, the Representative's Class B Warrants, or the Warrants or the conversion of the Series A Preferred Stock), will be required to agree that they will not, until the completion of the first Business Combination, directly or indirectly, introduce a suitable proposed acquisition, merger or consolidation candidate to another "blind pool." For such purposes, "suitable" shall mean any business opportunity which, under Delaware law, may reasonably be required to be presented to the Company. Certain of the other persons associated with the Company are and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by the Company. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Under Delaware law, officers and directors generally are required to bring business opportunities to the attention of such corporation if: (i) such corporation could financially undertake the opportunity; (ii) the opportunity is within the corporation's line of business; and (iii) it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's key personnel may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company.

    To minimize potential conflicts of interest, the Company is restricted from pursuing any transactions with entities affiliated (by stock ownership or otherwise) with an officer or director of the Company without the prior approval of a majority of the Company's disinterested directors.

    The directors and officers of the Company have agreed that neither they nor any entity with which they are affiliated will be entitled to receive any finder's fee in the event that they introduce the Company to a prospective Target Business with which a Business Combination is ultimately consummated. In addition, none of the directors or executive officers of the Company may actively negotiate or otherwise consent to the purchase of any portion of such person's securities in the Company as a condition to, or in connection with, a proposed Business Combination.

    In connection with any stockholder vote relating either to approval of a Business Combination or the redemption of the Class A Stock due to the failure of the Company to effect a Business Combination within the time allowed, all of the Company's present stockholders, including all of its officers and directors, have agreed to vote all of their respective shares of Class A Stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders of the Company (in person or by proxy) with respect to such Business Combination or liquidation.

PRIOR BLANK CHECK OFFERINGS

    None of the Company's officers, directors, promoters or other persons engaged in management-type activities has been previously involved with any blank check or blind pool offerings with the exception of Bright. Bright's experience is comprised of its corporate predecessor's licensing the SMA(2)RT-SM- structure and servicemarks to Initial Acquisition Corp. and Bright licensing the SMA(2)RT-SM- structure and servicemarks to Orion Acquisition Corp.
II. However, David J. Mitchell, the Company's Chairman and Chief Executive Officer has been previously involved with two Specified Purpose Acquisition Companies ("SPAC"). A SPAC is a company organized for the purpose of acquiring or merging with an operating business in a specified area. From December 1993 until June 1995, Mr. Mitchell served as a director and Secretary of Israel Tech Acquisition Corporation, a public company, which acquired the assets of, and changed its name to, Kellstrom Industries, Inc. in June 1995. From March 1995 until August 1995, Mr. Mitchell served as a director, Chief Financial Officer, Treasurer and Secretary of European Gateway Acquisition Corporation, a public company, which acquired Bogen Communication, Inc. and changed its name to Bogen Communications International, Inc. in August 1995. Mr. Mitchell continues to serve as a director of both Kellstrom Industries, Inc. and Bogen Communications International, Inc., both of which are operating companies whose common stock is actively traded, as of the date of this Prospectus.

                              CERTAIN TRANSACTIONS

    In August 1995, the Company issued an aggregate of 52,500 shares of Class A Stock to its directors and their affiliates for a purchase price of $.10 per share as follows: to Manhattan Associates, LLC, an affiliate of Arthur H. Goldberg, Stanley Kreitman and Marshall Manley (who were then directors of the Company), 37,500 shares and to A.J. Nassar, 15,000 shares. In November 1995, the Company issued the 20,000 Placement Shares to five accredited investors at a purchase price of $0.50 per share (before deducting offering expenses). These five investors also loaned $100,000 to the Company, which amount is to be repaid out of the proceeds of this offering. See "Use of Proceeds."

    As of May, 1997, the Company redeemed 25,000 shares of Class A stock held by Manhattan Associates LLC. Each of David J. Mitchell and Thomas McMillen purchased 12,500 shares of Class A Stock for a purchase price of $.10 per share or $2,500 in the aggregate from the Company. Both of such purchasers agreed to be bound by the restrictions on shares held by officers and directors of the Company, which restrictions are described elsewhere in this Prospectus. See "The Company--Escrow of Outstanding Shares and Restriction on Sale of Outstanding Shares."

    The Company has entered into an oral agreement with Mitchell & Co. to lease office space and to be provided with secretarial and office services commencing upon the closing of this offering. The Company will pay $2,500 per month to Mitchell & Co. for rent and such services. See "Proposed Business -- Facilities."

    In September 1995, Bright's predecessor granted the Company a non-exclusive license to use, for the sole purpose of marketing this offering, Bright's SMA(2)RT-SM- and Specialized Merger and Acquisition Allocated Risk Transaction-SM- servicemarks. In consideration of Bright granting the non-exclusive license to the Company, the Company is paying a total of $100,000.00 to Bright. The value to be paid by the Company was negotiated at arm's length, although no objective criteria were used to measure the value of the license. One important consideration, however, is that Bright's corporate predecessor previously licensed the SMA(2)RT-SM- name and structure to Initial Acquisition Corp. and Bright licensed the SMA(2)RT-SM- name and structure Orion Acquisition Corp. II, which successfully completed initial public offerings in May 1995 and July 1996, respectively. The Company believes that the value it is paying for the license to use the SMA(2)RT-SM- structure and servicemarks in this offering will enhance the prospects of successfully completing this offering because the investment community will be more likely to readily understand the SMA(2)RT-SM-structure by associating it with the previous SMA(2)RT-SM- transaction.

    Mr. David Mitchell and Mr. Thomas McMillen, directors of the Company, have each received options to purchase up to 15,000 shares, or up to 30,000 in the aggregate, of the Company's Class B Stock at an exercise price of $10.00 per share, or an aggregate exercise price of up to $300,000. The options will expire, if not sooner exercised, upon consummation of a Business Combination. The Company has agreed to use its best efforts to register the shares of Class A Stock underlying the options as soon as practicable after their issuance.

    CDIJ, an indirect affiliate of Bright, is the holder of the Company's outstanding 94 shares of Series A Preferred Stock, which it purchased for $9,400, and 1,000 shares of Class A Stock, which it purchased for $.10 per share. CDIJ paid cash for the Class A Stock and issued a promissory note at an interest rate of 8% payable upon the earlier of one year from the date of the note or the closing of this offering for the Preferred Stock.

    The purchase prices for all Class A Stock and Preferred Stock sold by the Company prior to the date of this Prospectus were established by negotiations between the Board of Directors and the various investors.

    The Company will require that any future transactions between the Company and its officers, directors, principal stockholders and the affiliates of the foregoing persons be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties and that any such transactions also be approved by a majority of the Company's directors disinterested in the transaction. Management of the Company has not yet ascertained the amount of remuneration that will be payable to the Company's officers and directors following completion of a Business Combination.

    Mr. Mitchell and the other directors of the Company may be deemed to be "promoters" of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of the date hereof, and as adjusted to reflect the sale of the shares of Class A Stock offered by the Company hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Class A Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Class A Stock, (ii) each director, and (iii) all executive officers and directors as a group. None of such persons owns any Class B Stock; Messrs. Mitchell and McMillen hold options to purchase 15,000 shares each of Class B Stock at an exercise price of $10.00 per share. See "The Company -- Class B Stock Options."

                                                                                                  PERCENTAGE OF
                                                                                          OUTSTANDING SHARES OF CLASS A
                                                                            AMOUNT AND                STOCK
                                                                             NATURE OF    ------------------------------
                                                                            BENEFICIAL      BEFORE           AFTER
                            NAME OR GROUP (1)                              OWNERSHIP (2)   OFFERING     OFFERING (3)(4)
-------------------------------------------------------------------------  -------------  -----------  -----------------
David J. Mitchell                                                               12,500          11.8%            4.9%
C. Thomas McMillen                                                              12,500          11.8%            4.9%
Manhattan Associates, LLC                                                       12,500          11.8%            4.9%
A.J. Nassar                                                                     15,000          14.1%            1.7%
Jude Spak                                                                       12,000          11.3%            1.3%
All executive officers and directors
 as a group (four persons)                                                      52,500(5)       49.5%           15.2%

------------------------
(1) Each person and entity listed has an address in care of the Company.

(2) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares of Class A Stock beneficially owned by him or it.

(3) Includes options to purchase 50,000, 50,000 and 33,333.3 Units, each unit to be identical to the Units issued in this offering, to each of Mr. Mitchell, Mr. McMillen and Manhattan Associates, LLC, respectively. Excludes options to purchase 15,000 shares of Class B Stock held by Mr. Mitchell and Mr. McMillen. See "The Company -- Class B Stock Options" and "Management -- Options to Purchase Units."

(4) Assumes no exercise of (i) the Underwriters' over-allotment option; (ii) the Representative's Unit Purchase Warrants, (iii) the Representative's Class B Warrants, (iv) the Class A Warrants included in the Units offered hereby,
    (iv) any other warrants owned by any of the named persons, or (v) the Class B Options and assumes no conversion of the Series A Preferred Stock. See "The Company -- Class B Stock Options", "Underwriting" and "Description of Capital Stock -- Series A Preferred Stock."

(5) Excludes (i) options held by the Company's executive officers and directors to purchase up to 100,000 Units in the aggregate for $12.50 per Unit and
    (ii) the Class B Options. See "The Company -- Class B Stock Options", "Management -- Options to Purchase Units."

    The shares of Class A Stock and Series A Preferred Stock owned by the Company's present stockholders, including the directors and executive officer of the Company, excluding the Placement Shares, will be placed in escrow until the earlier of (i) the consummation of the first Business Combination, or (ii) 18 months from the date of this Prospectus, subject to extension to 24 months from the date of this Prospectus if the Extension Criteria have been satisfied. During such period, such stockholders will not be able to sell or otherwise transfer their respective shares of Class A Stock (with certain exceptions), but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote such shares of Class A Stock (subject to their agreement, as discussed above, to vote their shares in accordance with the vote of a majority of the shares voted by non-affiliated public stockholders with respect to the consummation of a Business Combination or liquidation proposal) but excluding the right to request the redemption of escrowed shares pursuant to a Redemption Offer. Subject to compliance with applicable securities laws, any such holder may transfer his, her or its Class A Stock held in escrow to a member of his family or to a trust established for the benefit of himself, herself, or a family member or to another affiliated entity (with the consent of the Representative which will not be unreasonably withheld) or in the event of his or her death by will or operation of law, provided that any such transferee shall agree as a condition to such transfer to be bound by the restrictions on transfer applicable to the original holder and, in the case of present stockholders, that the transferor (except in the case of death) will continue to be deemed the beneficial owner (as defined in Regulation 13d-3 promulgated under the Exchange Act).

    Each of the Company's officers and directors has agreed with the Company and the Representative that he will not, at any time, purchase any of the Class B Stock being sold in this offering. except the 30,000 shares reserved for issuance to two directors upon exercise of the Class B Options. See "The Company -- Class B Stock Options."

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company will be authorized to issue 10,250,000 shares of Common Stock, par value $.01 per share, of which 10,000,000 shares are designated Class A Stock and 250,000 shares are designated Class B Stock. As of the date of this Prospectus, 106,000 shares of Class A Stock are outstanding, held of record by 16 persons. The holders of Class A Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Class B Stock are entitled two votes for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of the funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. All of the present stockholders of the Company have agreed to waive their respective rights to participate in a redemption offer or liquidation distribution prior to the consummation of the first Business Combination. Each outstanding share of Class B Stock at the time of a Business Combination will be exchanged for two Units (each consisting of one share of Class A Stock and one Class A Warrant) 90 days following the consummation of the Business Combination), or any earlier date on or after the date of a Business Combination that the Representative in its sole discretion so elects. Otherwise, holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering, when issued against payment therefor, will be, validly authorized and issued, fully paid and nonassessable. The Company has agreed with the Representatives that for a period of 18 months from the date of this Prospectus, and for up to six additional months if the Extension Criteria have been satisfied, it will not issue (other than pursuant to this offering) any shares of Common Stock or grant Common Stock purchase options or warrants without the consent of the Representatives, except in connection with effecting a Business Combination.

CLASS B STOCK

    As of the date hereof, each share of Class B Stock will entitle the registered holder thereof to receive two Units, each comprised of one share of Class A Stock and one Class A Warrant to purchase one share of Class A Stock at a price of $.125 per Unit, subject to adjustment in certain circumstances. The Class B Stock will be initially exchangeable commencing ninety (90) days following the consummation of a Business Combination or on any earlier date on or after the date of a Business Combination that the Representative, in its sole discretion so elects, and expire at 5:00 p.m., New York City time, on the first anniversary of the date of a consummation of a Business Combination. Each share of Class B Stock will be exchanged for two shares of Class A Stock following a redemption of the Class A Stock sold in this offering in the event a Business Combination is not consummated within 18 months from the date of this Prospectus, or 24 months if the Extension Criteria are satisfied. See "The Company-Redemption of Class A Stock if No Business Combination."

    The Units and the Class B Stock will be sold and traded separately. Florida residents who purchase Class B Stocks will be unable to exchange these Shares to receive Units unless and until the Units issuable upon exchange of the Class B Stock have been registered for sale in Florida or are established to be exempt from the requirement of such registration. Florida law generally precludes the registration of securities that are not listed on a securities exchange or the NASDAQ System when the offering price of such securities is $5.00 or less per share. Because the "exchange price" of Class B

Stock is nil, the "offering price" of the Units issuable upon exchange of the Class B Stock could be considered not greater than $5.00. For this reason, no permit to sell the Units issuable upon exchange of the Class B Stock in Florida has been obtained. There can be no assurance that the Units issuable upon exchange of the Class B Stock will ever be registered in Florida or established to be exempt from the requirement of such registration.

PREFERRED STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock, par value $.01 per share (the "Preferred Stock"), with such designations, powers, preferences, rights, qualifications, limitations and restrictions of such series as the Board of Directors, subject to the laws of the State of Delaware, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The Company has agreed with the Representatives, however, that for a period of 18 months from the date of this Prospectus, and for up to six additional months if the Extension Criteria have been satisfied, it will not issue any shares of Preferred Stock without the consent of the Representatives, except in connection with a consummation of a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

SERIES A PREFERRED STOCK

    As of the date of this Prospectus, the Company has outstanding 94 shares of Series A Preferred Stock, owned by CDIJ. The purchase price for such shares, $100.00 per share or $9,400 in the aggregate, is payable to the Company, with interest, upon the earlier of November 15, 1996 or the closing of this offering. The Series A Preferred Stock is non-voting, does not bear a dividend and has a liquidation value of $100.00 per share. Each share of Series A Preferred Stock will be convertible into 1000 shares of Class A Stock for a period one year following the consummation of a Business Combination. In the event that a Business Combination does not occur within 18 months of the date of this Prospectus, or 24 months if the Extension Criteria are satisfied, the Series A Preferred Stock will be redeemed by the Company for its liquidation value. The Company has agreed to register the Class A Stock issuable upon conversion of the Series A Preferred Stock at the time of a Business Combination.

CLASS A WARRANTS

    The statements under this caption relating to the Class A Warrants are merely a summary and do not purport to be complete. However, such summary contains all information with respect to such Class A Warrants which the Company believes to be material to investors. Such summary is qualified in its entirety by express reference to the warrant agreement ("Warrant Agreement") between the Company and American Stock Transfer & Trust Company, copies of which have been filed with the Securities and Exchange Commission. Copies of the Warrant Agreement are available for inspection at the offices of the Company.

    As of the date hereof, each Class A Warrant will entitle the registered holder thereof to purchase one share of Class A Stock at a price of $9.00 per share, subject to adjustment in certain circumstances. The Class A Warrants will be initially exercisable commencing ninety (90) days following the consummation of a Business Combination, or any earlier date on or after the date of a business combination that the Representative in its sole discretion so elects, and expire at 5:00 p.m., New York City time, on the fifth anniversary of the date of this Prospectus.

    The Class A Stock and the Class A Warrants will become separable and transferable at such time as the Representative may determine, but in no event before the Separation Date. The Company may call the Class A Warrants for redemption, in whole and not in part, at the option of the Company, at a price of $.05 per Class A Warrant at any time after the consummation of a Business Combination, upon not less than 30 days' prior written notice, provided that the last sale price of the Class A Stock, if the Stock is listed for trading on an exchange or interdealer quotation system which provides last sale prices, or, the average of the closing bid and asked quotes, if the Stock is listed for trading on an interdealer quotation system which does not provide last sale prices, on all 10 of the trading days ending on the day immediately prior to the day on which the Company gives notice of redemption, has been $11.00 or higher. The holders of Class A Warrants shall have exercise rights until the close of business on the date fixed for redemption.

    The exercise price and number of shares of Class A Stock issuable on exercise of the Class A Warrants are subject to adjustments under certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Class A Warrants are not subject to adjustment for issuances of Class A Stock at a price below their respective exercise prices.

    The Company has the right, in its sole discretion, to decrease the exercise price of the Class A Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the holders of Class A Warrants, subject to compliance with applicable laws such as, but not limited to, any prior notice provisions imposed by the Commission, the NASD or any exchange on which the Company's Class A Stock is then listed. In addition, the Company has the right, in its sole discretion, to extend the expiration date of the Class A Warrants on five business days' prior written notice to the holders of Class A Warrants.

    The Class A Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date of the Class A Warrant, at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check, payable to the Company) to the warrant agent for the number of Class A Warrants being exercised. The holders of Class A Warrants do not have the rights or privileges of holders of Class A Stock, including, without limitation, the right to vote on any matter presented to stockholders for approval.

    The Company is required either to maintain the effectiveness of the Registration Statement or to file a new registration statement with the Commission, with respect to the securities underlying the Class A Warrants prior to the exercise of the Class A Warrants and to deliver a prospectus as required by Section 10(a)(3) of the Securities Act with respect to such securities to the holders of all Class A Warrants prior to the exercise or redemption of such Class A Warrants (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities laws or if the Company receives a letter from the staff of the Commission stating that it would not take any enforcement action if such registration is not effected). In addition, and subject to the foregoing, the Company is required to have a current Registration Statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the initial holders of the Class A Warrants reside in order to comply with applicable laws in connection with such exercise. There can be no assurance, however, that the Company will be in a position to be able to keep its Registration Statement current or to effect appropriate action under applicable state securities laws, the failure of which may result in the inability to exercise the Class A Warrants or effect a resale or other disposition of Class A Stock issued upon such exercise.

    No fractional shares will be issued upon exercise of the Class A Warrants. However, if a warrantholder exercises all Class A Warrants then owned of record by him, the Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the Class A Stock on the last trading day prior to the exercise date.

DIVIDENDS

    The Company does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of dividends subsequent to the consummation of a Business Combination will be within the discretion of the Company's then Board of Directors. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

    The transfer and registrar agent for the Units, the Class A Stock, and the Class B Stock and the transfer agent, registrar and warrant agent for the Class A Warrants is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this offering (but prior to a Business Combination), the Company will have 906,000 shares of Class A Stock outstanding (1,026,000 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 800,000 shares sold by the Company in this offering (920,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as defined in the Securities Act and the rules and regulations thereunder) which will be subject to the limitations of Rule 144 promulgated under the Securities Act. All of the remaining 106,000 shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. None of such shares are eligible for sale under Rule 144. However, 20,000 of such shares (the Placement Shares) along with the 94,000 shares issuable upon conversion of the outstanding Series A Preferred Stock are expected to be registered under the Securities Act at the time of the Business Combination.

    In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Class A Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Class A Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the shares of Class A Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    The holders of Founders' Shares have agreed not to, directly or indirectly, sell, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any of their shares of Class A Stock, 85,000 shares in the aggregate, until two years from the date the outstanding Founders' Shares were issued (August 18, 1995), provided that such shares may in no event be sold or otherwise transferred until 120 days following the completion of the first Business Combination, subject to any additional terms, conditions or restrictions that may be imposed in connection with the consummation of a Business Combination. In addition, the holders of the Placement Shares have agreed not to directly or indirectly sell, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any of the Placement Shares without the prior written consent of the Company until the earlier of 24 months from the date such shares were issued (November 15, 1995) or 60 days following the consummation of the first Business Combination. The Company has agreed with the Representative that it will not grant such consents without the consent of the Representative.

    Prior to this offering, there has been no market for the Class A Stock, the Units, the Class A Warrants or the Class B Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Class A Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Class A Stock may be sold in the public market would likely adversely affect prevailing market prices for the Class A Stock, the Units and the Class A Warrants and Class B Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement among the Company and the Underwriters, the Company has agreed to sell to the Underwriters named below for whom the Representative is acting as representative, and the Underwriters have severally and not jointly agreed to purchase, the number of Units and shares of Class B Stock set forth opposite their respective names below.

                                                                                      NUMBER OF
                                                                         NUMBER OF     CLASS B
UNDERWRITER                                                                UNITS       SHARES
----------------------------------------------------------------------  -----------  -----------
H.J. Meyers & Co., Inc................................................

    The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the approval of certain legal matters by counsel to the Representatives and various other conditions. The nature of the Underwriters' obligations are such that they are committed to purchase all of the above Units and Shares of Class B Stock if any are purchased.

    As a registered broker-dealer, the Representative is required under the Exchange Act and the rules promulgated thereunder to maintain minimum net capital in order to conduct their broker-dealer operations. Currently, the Representative has sufficient excess net capital to support its broker-dealer operations, including its underwriting obligations to the Company. In the event, however, that at any time the Representative should be unable to maintain their minimum net capital requirements, they will have to cease operations as a broker-dealer. Any such cessation of operations by the Representative could have a material adverse effect on the market price and liquidity of the securities being offered hereby. No assurance can be given, however, that the firm will be able to maintain its required minimum net capital at all times during or following the offering described herein.

    The Company has been advised by the Representative that the Underwriters propose to offer the Units and the Class B Stock directly to the public at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $. per Unit and $. per share of Class B Stock. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $. per Unit and $. per share of Class B Stock to certain other dealers. The Representative has informed the Company that they do not expect sales to discretionary accounts by the Underwriters to exceed 5% of the securities offered by the Company hereby.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay to the Representative a non-accountable expense allowance equal to three percent of the gross proceeds derived from the sale of the Units and Class B Stock underwritten (including the sale of any Units and Class B Stock subject to the Underwriters' over-allotment option), $20,000 of which has been paid to date.

    The Company will reimburse the Representative on a nonaccountable basis in an amount equal to 3% of the gross proceeds of this offering ($285,000 if the Underwriters' overallotment option is not exercised).

    The Company has agreed that no finder's or origination fees or similar compensation will be paid to any of the Company's officers, directors or 5% or greater stockholders or their respective affiliates in connection with or to effect a Business Combination. If the Company enters into any finder's fee agreement or similar agreement or arrangement with any person or entity other than the Company's officers, directors or 5% or greater stockholders or their respective affiliates in connection with or to effect the first Business Combination (other than the independent investment banker), the finder's fee or other consideration paid in connection therewith must be approved by the Company's Board of Directors.

    The Company has agreed, in connection with the redemption of Warrants by the Company pursuant to solicitation by the Representative, commencing one year from the date of this Prospectus, to pay to the Representative an aggregate management fee of 10% of the respective Warrant exercise prices, 8% of which will be reallowed to any selected dealer who is a member of the NASD who solicited the redemption (which may also be the Representative) for each Warrant redeemed by the Company, provided, however, that the Representatives will not be entitled to receive such compensation in any Warrant redemption transaction in which (i) the market price of the Common Stock of the Company at the time of the redemption is lower than the exercise price of the Warrants in question; (ii) the Warrants are held in a discretionary account under the control of the selected dealer; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Warrants at the time of exercise; (iv) the redemption of the Warrants is unsolicited; and (v) the solicitation of redemption of the Warrants was in violation of Regulation M promulgated under the 1934 Act. In determining the management fee, the calculation will exclude 10% of the respective Warrant exercise prices, any underlying warrants, options or convertible securities. Unless granted an exemption by the Commission from Regulation M, the Representative will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Regulation M before the solicitation of the exercise of any Warrant until the later of (a) the termination of such solicitation activity, or (b) the termination by waiver or otherwise of any right the Representative may have to receive a fee for the redemption of the Warrants following such solicitations. As a result, the Representative may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. The Company has agreed not to solicit Warrant redemptions other than through the Representative.

    The holders of Founders' Shares have agreed not to, directly or indirectly, sell, offer to sell, grant an option for the sale of, transfer, assign, pledge, hypothecate or otherwise encumber any of their shares of Class A Stock, 86,000 shares in the aggregate, or any warrants to purchase Units (and the securities issuable upon the exercise thereof) without the prior written consent of the Company until two years from the date the outstanding Founders' Shares were issued, (August 18, 1995), provided that such shares may in no event be sold or otherwise transferred until 120 days following the completion of the first Business Combination, subject to any additional terms, conditions or restrictions that may be imposed in connection with the consummation of a Business Combination. An appropriate legend shall be marked on the face of stock certificates representing all such shares of Common Stock.

    The Company has agreed with the Representative that for a period of 18 months from the date of this Prospectus, and for up to six additional months if the Extension Criteria are satisfied, it will not issue (other than pursuant to this offering) any securities or grant options or warrants to purchase any securities of the Company without the consent of the Representative except in connection with effecting a Business Combination.

    The Company has granted to the Representative an option exercisable during the 30-day period commencing on the date of this Prospectus to purchase from the Company at the offering price less underwriting discounts, up to an aggregate of 120,000 additional Units and 22,500 shares of additional Class B Stock for the sole purpose of covering over-allotments, if any. To the extent that the Representative exercise such option, the Representative have the right to require each Underwriter to purchase on a firm commitment basis approximately the same percentage thereof that the number of Units and Class B Stock to be purchased by it or the Underwriters shown, in the above table bears to the total shown. The Company will be obligated, pursuant to the option, to sell such Units and Class B Stock to the Representative or the Underwriters, as the Representative directs.

    In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants. The Representative's Warrants are initially exercisable at a price of $11.00 per Unit and $11.00 per Class B Warrant for a period of four years, commencing one year from the date of this Prospectus. The Units and Class B Stock issuable upon exercise of the Representative's Warrants are the same as the Units and Class B Stock being sold in this offering. The Representative's Warrants contain anti-dilution provisions providing for adjustment of the number of warrants and exercise price under certain circumstances. The Representative's Warrants grant to the holders thereof certain rights of registration of the Units and Class B Stock issuable upon exercise of the Representative's Warrants.

    The Company has also agreed that, for a period of two years form the closing of this Offering, if it participates in any merger, consolidation or other transaction which the Representative has brought to the Company (including an acquisition of assets or stock for which it pays, in whole or in part, with shares of the Company's Common Stock or other securities), which transaction is consummated within thirty-six months of the closing of this Offering, then it will pay for the Representative's services an amount equal to 5% of the first $2 million of value paid or value received in the transaction, 2% of any consideration above $2 million and less than $4 million and 1% of any consideration in excess of $4 million. The Company has also agreed that if, during this two-year period, someone other than the Representative brings such a merger, consolidation or other transaction to the Company, and if the Company in writing retains the Representative for consultation or other services in connection therewith, then upon consummation of the transaction the Company will pay to the Representative as a fee the appropriate amount as set forth above or as otherwise agreed to between the Company and the Representative.

    Prior to this offering there has been no public market for any of the Company's securities. Accordingly, the offering prices of the Units and Class B Stock and terms of the Class A Warrants underlying the Units were determined by negotiation between the Company and the Representatives. Factors considered in determining such price and terms, in addition to prevailing market conditions, include an assessment of the Company's prospects. The public offering prices of the Units and Class B Stock do not bear any relationship to assets, earnings, book value, or other criteria of value applicable to the Company and should not be considered an indication of the actual value of the Units or Class B Stock. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that the Units or Class B Stock can be resold at their respective offering prices.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Nevertheless, it includes all information concerning such agreements which the Company believes to be material. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement.

                                 LEGAL MATTERS

    The legality of the securities being registered by this Registration Statement is being passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, Woodbridge, New Jersey. Harter, Secrest & Emery, Rochester, New York has acted as counsel to the Representative in connection with this offering.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois, 60604. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

    The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accountants.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          PAGE
                                                                                                      ------------
Report of Independent Certified Public Accountants..................................................      F-2
Financial Statements:
Balance sheets as of March 31, 1997 (unaudited) and August 31, 1996.................................      F-3
Financial statements for the year ended August 31, 1996 and seven months ended March 31, 1997 and
 1996 (unaudited)
    Statements of operations........................................................................      F-4
    Statements of stockholders' equity..............................................................      F-5
    Statements of cash flows........................................................................      F-6
    Notes to financial statements...................................................................   F-7 - F-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

North Atlantic Acquisition Corp. (formerly Orion Acquisition Corp. I)
New York, NY

    We have audited the accompanying balance sheet of North Atlantic Acquisition Corp. (formerly Orion Acquisition Corp. I) (a corporation in the development stage) as of August 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from September 1, 1995 (inception) to August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Atlantic Acquisition Corp. (formerly Orion Acquisition Corp. I) as of August 31, 1996, and the results of its operations and its cash flows for the period from September 1, 1995 (inception) to August 31, 1996, in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

New York, New York
November 12, 1996

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS

                                                                                  AUGUST 31,
                                                                                     1996        MARCH 31, 1997
                                                                                --------------  -----------------
                                                                                                   (UNAUDITED)

Assets
Current:
  Cash........................................................................   $     25,734      $    25,734
  Deferred registration costs (Note 1)........................................        177,792          177,792
                                                                                --------------  -----------------
                                                                                 $    203,526      $   203,526
                                                                                --------------  -----------------
                                                                                --------------  -----------------
Liabilities and Stockholders' Equity
Current:
  Accrued expenses (primarily license agreement) (Note 1).....................   $     98,099      $    98,099
  Notes payable, net of discount (Note 5).....................................         82,912           86,758
                                                                                --------------  -----------------
      Total current liabilities...............................................        181,011          184,857
                                                                                --------------  -----------------
Commitments (Note 4)
Stockholders' equity (Notes 1 and 5):
  Convertible preferred stock, $.01 par value shares -- authorized 100;
   outstanding none; subscribed 94; liquidation value -- $9,400...............              1                1
  Subscription receivable.....................................................         (9,400)          (9,400)
  Common stock, $.01 par value shares -- authorized 200,000; outstanding
   106,000....................................................................          1,060            1,060
  Additional paid-in capital..................................................         61,939           61,939
  Deficit accumulated during the development stage............................        (31,085)         (34,931)
                                                                                --------------  -----------------
      Total stockholders' equity..............................................         22,515           18,669
                                                                                --------------  -----------------
                                                                                 $    203,526      $   203,526
                                                                                --------------  -----------------
                                                                                --------------  -----------------

                See accompanying notes to financial statements.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF OPERATIONS

                                                     PERIOD FROM                                    PERIOD FROM
                                                    SEPTEMBER 1,                                   SEPTEMBER 1,
                                                        1995        SEVEN MONTHS   SEVEN MONTHS        1995
                                                     (INCEPTION)        ENDED          ENDED        (INCEPTION)
                                                    TO AUGUST 31,     MARCH 31,      MARCH 31,     TO MARCH 31,
                                                        1996            1997           1996            1997
                                                   ---------------  -------------  -------------  ---------------
                                                                     (UNAUDITED)    (UNAUDITED)

General and administrative expenses and debt
 costs...........................................    $    31,085     $     3,846    $    15,860     $    34,931
                                                   ---------------  -------------  -------------  ---------------

Net loss.........................................    $   (31,085)    $    (3,846)   $   (15,860)    $   (34,931)
                                                   ---------------  -------------  -------------  ---------------
                                                   ---------------  -------------  -------------  ---------------

Net loss per common share........................    $      (.29)    $      (.04)          (.15)
                                                   ---------------  -------------  -------------
                                                   ---------------  -------------  -------------

Weighted average common shares outstanding.......        106,000         106,000        106,000
                                                   ---------------  -------------  -------------
                                                   ---------------  -------------  -------------

                See accompanying notes to financial statements.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                   DEFICIT
                                      PREFERRED STOCK                                                            ACCUMULATED
                                ----------------------------                     COMMON STOCK       ADDITIONAL   DURING THE
                                    SHARES                    SUBSCRIPTION  ----------------------    PAID-IN    DEVELOPMENT
                                  SUBSCRIBED       AMOUNT      RECEIVABLE    SHARES      AMOUNT       CAPITAL       STAGE
                                ---------------  -----------  ------------  ---------  -----------  -----------  -----------
Issuance of founders'
 shares.......................            --      $      --    $       --      86,000   $     860    $   7,740    $      --

Sale of common stock..........            --             --            --      20,000         200       44,800           --

Subscription receivable.......            94              1        (9,400)         --          --        9,399           --

Net loss......................            --             --            --          --          --           --      (31,085)
                                          --
                                                        ---   ------------  ---------  -----------  -----------  -----------

Balance, August 31, 1996......            94              1        (9,400)    106,000       1,060       61,939      (31,085)
                                          --
                                                        ---   ------------  ---------  -----------  -----------  -----------

Net loss (unaudited)..........        --             --            --          --          --           --           (3,846)
                                          --
                                                        ---   ------------  ---------  -----------  -----------  -----------

Balance, March 31, 1997
 (unaudited)..................            94      $       1    $   (9,400)    106,000   $   1,060    $  61,939    $ (34,931)
                                          --
                                          --
                                                        ---   ------------  ---------  -----------  -----------  -----------
                                                        ---   ------------  ---------  -----------  -----------  -----------


                                   TOTAL
                                STOCKHOLDERS'
                                   EQUITY
                                ------------
Issuance of founders'
 shares.......................   $    8,600
Sale of common stock..........       45,000
Subscription receivable.......           --
Net loss......................      (31,085)

                                ------------
Balance, August 31, 1996......       22,515

                                ------------
Net loss (unaudited)..........       (3,846)

                                ------------
Balance, March 31, 1997
 (unaudited)..................   $   18,669

                                ------------
                                ------------

                See accompanying notes to financial statements.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                                      PERIOD FROM                                  PERIOD FROM
                                                     SEPTEMBER 1,                                 SEPTEMBER 1,
                                                         1995        SEVEN MONTHS  SEVEN MONTHS       1995
                                                      (INCEPTION)       ENDED         ENDED        (INCEPTION)
                                                     TO AUGUST 31,    MARCH 31,     MARCH 31,     TO MARCH 31,
                                                         1996            1997          1996           1997
                                                    ---------------  ------------  ------------  ---------------
                                                                     (UNAUDITED)   (UNAUDITED)

Cash flows from operating activities:
  Net loss........................................    $   (31,085)    $   (3,846)   $  (15,860)    $   (34,931)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Amortization of deferred debt costs...........          9,800         --             8,549           9,800
    Amortization of discount on notes payable.....         17,912          3,846        --              21,758
    Changes in assets and liabilities -- accrued
     expenses.....................................          8,099         --             4,780           8,099
                                                    ---------------  ------------  ------------  ---------------
        Net cash provided by (used in) operating
         activities...............................          4,726         --            (2,531)          4,726
                                                    ---------------  ------------  ------------  ---------------
Cash flows from financing activities:
  Proceeds from sale of common stock..............         53,600         --            53,600          53,600
  Deferred costs:
    Registration..................................        (87,792)        --           (72,791)        (87,792)
    Debt..........................................         (9,800)        --            (9,800)         (9,800)
  Proceeds from issuance of notes payable.........         65,000         --            65,000          65,000
                                                    ---------------  ------------  ------------  ---------------
        Net cash provided by financing
         activities...............................         21,008         --            36,009          21,008
                                                    ---------------  ------------  ------------  ---------------
Net increase in cash..............................         25,734         --            33,478          25,734
Cash, beginning of period.........................        --              25,734        --             --
                                                    ---------------  ------------  ------------  ---------------
Cash, end of period...............................    $    25,734     $   25,734    $   33,478     $    25,734
                                                    ---------------  ------------  ------------  ---------------
                                                    ---------------  ------------  ------------  ---------------
Supplemental disclosures of cash flow information:
  The Company received a note for subscribed preferred stock amounting to $9,400, which is a noncash financing activity.

  The Company has recorded a $90,000 liability relating to a license agreement (Note 1), which is a noncash financing activity.

                See accompanying notes to financial statements.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DEFERRED REGISTRATION COSTS

    North Atlantic Acquisition Corp. (formerly Orion Acquisition Corp. I) (the "Company") has deferred registration costs (primarily professional fees and a license fee) relating to a public offering (the "Proposed Offering"). In November 1995, the Company entered into a license agreement with Bright Licensing Corp. for the right to use certain servicemarks for the sole purpose of marketing such offering at a cost of $100,000. The deferred registration costs will be charged to equity upon completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

    DEFERRED DEBT COSTS

    Net unamortized costs incurred in connection with the notes payable (Note 5(a)) of $9,800 were amortized over six months (the estimated term of the debt) using the straight-line method. Amortization expense is $9,800 for the period from September 1, 1995 (inception) to August 31, 1996.

    INCOME TAXES

    The Company follows the Financial Accounting Standards Board ("FASB") Statement No. 109. This statement requires that deferred income taxes be recorded following the liability method of accounting and be adjusted periodically when income tax rates change.

    As of August 31, 1996, the Company has a net operating loss carryforward of approximately $31,000 which results in a deferred tax asset of approximately $12,000, which has been offset by a valuation allowance.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  ORGANIZATION AND BUSINESS OPERATIONS
    The Company was incorporated in Delaware on August 9, 1995 to acquire an operating business. Operations did not occur until September; accordingly, financal statements have been presented commencing on September 1, 1995. At March 31, 1997, the Company had not yet commenced any formal business operations and all activity to date relates to the Company's formation and proposed fund raising.

    The Company's ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Offering, which is discussed in detail in Note 3. The Company's management has broad discretion with respect to the specific application of the net proceeds of this offering, although substantially all of the net proceeds of this offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, an aggregate of $8,000,000 of the net proceeds will be held in an escrow account which will be invested until released in short-term United States Government Securities, including treasury bills and cash and cash equivalents ("Proceeds Escrow Account"), subject to release at the earlier of (i) consummation of its first Business Combination or (ii) distribution of the Class A stock (see below). Therefore, the remaining proceeds

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                         NOTES TO FINANCIAL STATEMENTS

2. ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED) from the offering will be used to pay for business, legal and accounting, due diligence on prospective acquisitions, costs relating to the public offering and continuing general and administrative expenses in addition to other expenses.

    The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. All of the Company's present stockholders, including all directors and the Company's executive officer, have agreed to vote their respective shares of Class A Stock in accordance with the vote of the majority of the shares voted by all other stockholders of the Company ("nonaffiliated public stockholders") with respect to any such Business Combination. A Business Combination will not be consummated unless approved by a vote of two-thirds of the shares of common stock owned by nonaffiliated public stockholders.

    At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer ("Redemption Offer") each of the nonaffiliated public Class A stockholders of the Company the right, for a specified period of time not less than 20 calendar days, to redeem his shares of Class A Stock. The per share redemption price will be determined by dividing the greater of (i) the Company's net worth or (ii) the amount of assets of the Company in the escrow account (including all interest earned thereon) by the number of shares of Class A Stock held by such nonaffiliated public stockholders. In connection with the Redemption Offer, if nonaffiliated public stockholders holding less than 20% of the Class A Stock elect to redeem their shares, the Company may, but will not be required to, proceed with such Business Combination and, if the Company elects to so proceed, will redeem such shares by dividing (a) the greater of (i) the Company's net worth as reflected in the Company's financial statements or (ii) the amount of the proceeds of the Company in the escrow account by (b) the number of shares of Class A Stock held by nonaffiliated public stockholders ("Liquidation Value"). In any case, if nonaffiliated public stockholders holding 20% or more of the Class A Stock elect to redeem their shares, the Company will not proceed with such potential Business Combination and will not redeem such shares.

    All shares of the escrowed stock outstanding immediately prior to the date of the Proposed Offering will be placed in escrow until the earlier of (i) the occurrence of the first Business Combination, (ii) 18-months from the effective date of the offering or (iii) 24 months from the effective date of the offering if prior to the expiration of such 18 month period the Company has become a party to a letter of intent or a definitive agreement to effect a Business Combination, in which case such period shall be extended six months. During the escrow period, the holders of escrowed shares of common stock will not be able to sell or otherwise transfer their respective shares of common stock (with certain exceptions), but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote escrowed shares of Class A Stock, subject to their agreement to vote their shares in accordance with a vote of a majority of the shares voted by nonaffiliated public stockholders with respect to a Business Combination or liquidation proposal.

    If the Company does not effect a Business Combination within 18 months from the effective date or 24 months from the effective date if the extension criteria have been satisfied, the Company will submit for stockholder consideration a proposal to distribute to the then holders of Class A Stock (issued in the Proposed Offering or acquired in the open market thereafter) in redemption of such shares, the amounts in the escrow account. Following such redemption of Class A Stock, each outstanding share of Class B Stock will be exchanged for two shares of Class A Stock.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                         NOTES TO FINANCIAL STATEMENTS

2.  ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)
    In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution to the holders of common stock purchased in the Proposed Offering (including escrow account assets) will approximately equal the initial public offering price per Unit in the Proposed Offering.

3.  PROPOSED PUBLIC OFFERING
    The Proposed Offering calls for the Company to offer for public sale up to 800,000 units ("Units"). Each Unit consists of one share of the Company's common stock and one Class A redeemable common stock purchase warrant ("Class A Warrant"). The Proposed Offering also calls for the Company to offer for public sale up to 150,000 Class B exchangeable common stock at $10.00 per share of Class B Stock ("Class B Stock"). Each Class A Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $9.00; each Class B Stock entitles the holder to receive two Units in exchange 90 days after the date of a Business Combination. The Class A Warrants are redeemable, each as a class, in whole and not in part, at a price of $.05 per warrant upon 30 days' notice at any time provided that the Company's stockholders have approved a Business Combination and the last sale price of the common stock, if the common stock is listed for trading on all 10 of the trading days prior to the day on which the Company gives notice of redemption, has been $11.00 or higher. The Company hopes to raise approximately $8,390,000 from the Proposed Offering, which is net of underwriter discounts and related expenses.

    The Units and the Class B Stock, which are being offered in the same offering, will be sold and traded separately.

    Concurrent with the Proposed Offering, the Company intends to amend and restate its certificate of incorporation to increase its authorized common stock and preferred stock to 10,250,000 and 1,000,000 shares, respectively.

4.  COMMITMENTS
    The Company presently occupies office space provided by a stockholder. Such stockholder has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial service, available to the Company, as may be required by the Company from time to time at no charge. Upon completion of the Proposed Offering, the monthly payment will be $2,500. Such stockholder will be reimbursed by the Company for the costs of such office and services.

5.  STOCKHOLDERS' EQUITY

    (A) PRIVATE PLACEMENT

    In November 1995, the Company completed a private offering to a limited group of investors which consisted, in aggregate, of $100,000 in unsecured promissory notes bearing interest at 8% per annum. The notes are payable upon the earlier of May 1998 or the completion of an initial public offering. In addition, the Company also issued to the private placement investors 20,000 shares of common stock for $10,000. The notes have been discounted $35,000 for financial reporting purposes as a result of additional fair value attributed to the common stock issued to the Private Placement shareholders. The effective rate on the notes is approximately 45%.

    Interest expense charged to operations for the period September 1, 1995 (inception) to August 31, 1996 was approximately $18,000.

                        NORTH ATLANTIC ACQUISITION CORP.
                      (FORMERLY ORION ACQUISITION CORP. I)
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                         NOTES TO FINANCIAL STATEMENTS

5.  STOCKHOLDERS' EQUITY (CONTINUED)
    (B) PREFERRED STOCK

    The Company is authorized to issue 100 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

    The Company has outstanding 94 shares of Series A preferred stock, owned by CDIJ Capital Partners, L.P. an indirect affiliate of Bright Licensing Corp. (Note 1). The purchase price for such shares, $100.00 per share or $9,400 in the aggregate, is payable to the Company, without interest, upon the earlier of November 15, 1996 or the closing of the Proposed Offering. The Series A preferred stock is nonvoting, does not bear a dividend and has a liquidation value of $100.00 per share. Each share of Series A preferred stock will be convertible into 1,000 shares of common stock for a period one year following the consummation of a Business Combination. In the event that a Business Combination does not occur within 18 months from the effective date, or 24 months from the effective date if the extension criteria are satisfied, the Series A preferred stock will be redeemed by the Company for its liquidation value.

    (C) OPTIONS

    The Company granted options to purchase 100,000 Units to the founders, in consideration for their service as directors, and officers of the Company. The options are exercisable for a period of three years from the date of a Business Combination at an exercise price of $12.50 per Unit. The options are fully vested. The shares issuable upon exercise of the options and underlying warrants may not be sold or otherwise transferred until 120 days after the first Business Combination.

    (D) In October 1996, the Company cancelled the 100,000 options (Note 5(c)) and granted additional options to purchase 133,333.3 units to the Company's two new directors and to a founder. The options are exercisable for a period of three (3) years from the date of a Business Combination at an exercise price of $12.50 per Unit.

    (E) The Company has granted options to purchase 30,000 shares of the Company's Class B Stock to two directors at an exercise price of $10.00 per share. The options will expire, if not sooner exercised, upon consummation of a Business Combination.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF ANY OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR ANY SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                           --------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           1
The Company....................................          10
Risk Factors...................................          15
Use of Proceeds................................          28
Dilution.......................................          31
Capitalization.................................          32
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          33
Proposed Business..............................          34
Management.....................................          41
Certain Transactions...........................          44
Principal Stockholders.........................          46
Description of Securities......................          47
Shares Eligible for Future Sale................          50
Underwriting...................................          51
Legal Matters..................................          53
Experts........................................          53
Additional Information.........................          53
Index to Financial Statements..................         F-1


                            ------------------------

    UNTIL 90 DAYS AFTER THE RELEASE OF THE REGISTERED SECURITIES FROM THE ESCROW ACCOUNT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 NORTH ATLANTIC
                               ACQUISITION CORP.

                                 800,000 UNITS,
                            EACH UNIT CONSISTING OF
                          ONE SHARE OF CLASS A COMMON
                             STOCK AND ONE CLASS A
                                  COMMON STOCK
                                PURCHASE WARRANT
                                  (THE CLASS A
                             WARRANT ENTITLING THE
                             HOLDERS TO PURCHASE AN
                              AGGREGATE OF 800,000
                            SHARES OF COMMON STOCK)
                          150,000 CLASS B EXCHANGEABLE
                                  COMMON STOCK
                                (EXCHANGEABLE TO
                                 300,000 UNITS)

                             ---------------------

                                   PROSPECTUS

                            ------------------------

                            H.J. MEYERS & CO., INC.

                                 JUNE   , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II.
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    North Atlantic Corp. (the "Company") is incorporated in Delaware. Under
Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article IX of the Certificate of Incorporation and Article III of the Bylaws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Certificate of Incorporation of the Company, filed as Exhibit 3.1 hereto.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation contains such a provision.

    The Underwriting Agreement filed herewith as Exhibit 1.1 contains provisions by which each Underwriter severally agrees to indemnify the Company, any person controlling the Company within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, each director of the Company, and each officer of the Company who signs this Registration Statement with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

Filing Fee -- Securities and Exchange Commission..............  $  9,291.78
Filing Fee -- National Association of Securities Dealers,
 Inc..........................................................     3,003.48
Fees and Expenses of Accountants..............................    12,500.00
Fees and Expenses of Counsel..................................    75,000.00
Printing and Engraving Expenses...............................    50,000.00
Blue Sky Fees and Expenses....................................    30,000.00
Transfer and Warrant Agent fees...............................     3,500.00
Miscellaneous Expenses........................................    11,704.74
                                                                -----------
    Total.....................................................  $195,000.00
                                                                -----------
                                                                -----------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    In August 1995, the Company sold to CDIJ, an indirect affiliate of Bright, 1,000 shares of Common Stock for $100, which was paid in full at that time, and 94 shares of Series A Preferred Stock for $9,400, payable upon the closing of this offering, in a transaction in which no commissions were paid. In August 1995, the Company sold an aggregate of 85,000 shares of Common Stock, par value $.01 per share ("Common Stock"), to its then directors, officers and certain other persons at a price of

$.10 per share for aggregate consideration of $8,500. In November 1995, the Company sold 20,000 shares of Class A Stock at a price of $0.50 per share or $10,000 in the aggregate and $100,000 in promissory notes (the "Placement Securities") to five investors, all of whom represented to the Company that they were "accredited investors" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). H.J. Meyers and Northeast Securities acted as placement agents for 60% and 40% of such offering, respectively. The persons who acquired the Placement Securities are Jude Spak, Burtt R. Ehrlich, Elizabeth Lane, William Orfanos and George Orfanos. To the Company's knowledge, none of these investors, nor any of their affiliates, was, at the time of their investment in the Company, or currently is, affiliated or associated with any of H.J. Meyers, Northeast, or any other broker-dealer, except that Mr. Ehrlich is an affiliate of Emax Securities. The Company issued all such securities in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

ITEM 27.  EXHIBITS.


     *1.1         --  Underwriting Agreement.
     *3.1         --  Certificate of Incorporation of the Company, as amended, and Form of
                       Amendment to the Certificate of Incorporation of the Company.
     *3.2         --  Form of Bylaws of the Company.
     *4.1         --  Form of Class A Common Stock Certificate.
     *4.2         --  Form of Warrant Agency Agreement between the Company and American Stock
                       Transfer & Trust Company.
     *4.3         --  Form of Class A Common Stock Purchase Warrant.
     *4.4         --  Form of Class B Stock Certificate.
     *4.5         --  Form of Representative's Warrant Agreement.
     *4.6         --  Form of Representative's Warrant (included in Exhibit 4.5).
     *4.7         --  Form of Unit Certificate.
      *5          --  Opinion of Greenbaum, Rowe, Smith, Ravin, Davis, & Himmel.
    *10.1         --  Escrow Agreement for proceeds from sale of Units.
    *10.2         --  Form of Escrow Agreement for outstanding Common Stock.
    *10.3         --  Amended and Restated License Agreement, dated May 9, 1997, between Bright and the Company.
    *10.4         --  Form of Management Unit Option Plan.
    *10.5         --  Form of Class B Stock Option Agreement.
     23.1         --  Consent of BDO Seidman, LLP
    *23.2         --  Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (Included in
                       Exhibit 5).
     *24          --  Power of Attorney; Page II-5.


------------------------
*   Previously Filed.

ITEM 28.  UNDERTAKINGS.

    The undersigned small business issuer hereby undertakes:

         (a)
       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i)
           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii)
           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii)
           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b)
       The undersigned small business issuer hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (c)
       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)
       The undersigned small business issuer hereby undertakes that:

           (i)
           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (ii)
           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 9 to its Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 24th day of June, 1997.


                                          NORTH ATLANTIC ACQUISITION CORP.

                                          By:        /s/ DAVID J. MITCHELL

                                             -----------------------------------
                                                      David J. Mitchell
                                              CHAIRMAN, CHIEF EXECUTIVE OFFICER


                   SIGNATURE                                         TITLE                            DATE
------------------------------------------------  --------------------------------------------  -----------------

             /s/ DAVID J. MITCHELL
     --------------------------------------       Chairman of the Board, Chief
               David J. Mitchell                   Executive Officer                              June 24, 1997
               (ATTORNEY-IN-FACT)                  (Principal Executive Officer)

                       *                          Secretary, Treasurer, Director
     --------------------------------------        (Principal Financial and                       June 24, 1997
                Thomas McMillen                    Accounting Officer)

                       *
     --------------------------------------       Director                                        June 24, 1997
                  A.J. Nassar


*By:       /s/ DAVID J. MITCHELL
     ---------------------------------
             David J. Mitchell
            (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                                      DESCRIPTION                                          PAGE
---------             ---------------------------------------------------------------------------------------  ---------
     *1.1         --  Underwriting Agreement.
     *3.1         --  Certificate of Incorporation of the Company, as amended, and Form of Amendment to the
                       Certificate of Incorporation of the Company.
     *3.2         --  Form of Bylaws of the Company.
     *4.1         --  Form of Class A Common Stock Certificate.
     *4.2         --  Form of Warrant Agency Agreement between the Company and American Stock Transfer &
                       Trust Company.
     *4.3         --  Form of Class A Common Stock Purchase Warrant.
     *4.4         --  Form of Class B Stock Certificate.
     *4.5         --  Form of Representative's Warrant Agreement.
     *4.6         --  Form of Representative's Warrant (included in Exhibit 4.5).
     *4.7         --  Form of Unit Certificate.
     *5           --  Opinion of Greenbaum, Rowe, Smith, Ravin, Davis, & Himmel.
    *10.1         --  Escrow Agreement for proceeds from sale of Units.
    *10.2         --  Form of Escrow Agreement for outstanding Common Stock.
    *10.3         --  Amended and Restated License Agreement, dated May 9, 1997, between Bright and the
                       Company.
    *10.4         --  Form of Management Unit Option Plan.
    *10.5         --  Form of Class B Stock Option Agreement.
     23.1         --  Consent of BDO Seidman, LLP
    *23.2         --  Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (Included in Exhibit 5).
    *24           --  Power of Attorney; Page II-5.


------------------------
*   Previously Filed.